As filed with the Securities and Exchange Commission on January 22, 2021

File No.____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 1-A

REGULATION A OFFERING CIRCULAR

UNDER THE SECURITIES ACT OF 1933

THE GRAYSTONE COMPANY, INC.
(Exact name of registrant as specified in its charter)

Colorado
(State of other jurisdiction of incorporation or organization)

401 E. Las Olas Blvd #130-321
Fort Lauderdale, FL 33301
Phone: : (954) 251-2833
(Address, including zip code, and telephone number,
including area code of issuer’s principal executive office)

Registered Agents Inc.
1942 Broadway St., STE 314C
Boulder, CO 80302, United States
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Anastasia Shishova

Chief Executive Officer

401 E. Las Olas Blvd #130-321

Fort Lauderdale, FL 33301

Phone: (954) 251-2833

Email: info@thegraystonecompany.com

7389	27-3051592
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

PRELIMINARY OFFERING CIRCULAR

January 22, 2021

Subject to Completion

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Offering Circular was filed may be obtained.

THE GRAYSTONE COMPANY, INC.

UP TO 200,000,000 SHARES OF CLASS A COMMON STOCK

PRICE: $0.03 PER SHARE

MINIMUM INVESTMENT: $0.03 (1 SHARE)

SEE “SECURITIES BEING OFFERED” AT PAGE 40

The Graystone Company, Inc., a Colorado corporation (the “Company,” “we,” “us,” “our,” or “ours”) is offering a maximum of up to 200,000,000 shares of our Class A Common Stock, par value $0.0001 per share (referred to herein as the “Shares” or the “Class A Common Stock”) in a “Tier 2” offering under Regulation A (the “Offering”). The minimum investment amount per investor in this offering is $0.03, or one (1) share of Class A Common Stock.

This Offering is being conducted on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be sold in this Offering. Offers and sales of the Shares will be made by our management, and specifically by our Chief Executive Officer, Anastasia Shishova, who will not receive any commissions or other remunerations for her efforts. We reserve the right to engage the services of a registered broker-dealer who will offer, sell and process the subscriptions for the Shares, although we do not presently expect to engage such selling agent. If any broker-dealer or other agent/person is engaged to sell our Shares, we will file a post-qualification amendment to the offering statement of which this Offering Circular forms a part disclosing the names and compensation arrangements prior to any sales by such persons. See “Plan of Distribution” on page 17 in this Offering Circular.

All of the Shares being offered for sale by the Company in this Offering will be sold at a fixed price of $0.03 per share for the duration of the Offering. There is no minimum amount we are required to raise from the Shares being offered hereby. There is no guarantee that we will sell any of the Shares being offered in this Offering. Additionally, there is no guarantee that this Offering will successfully raise enough funds to implement our Company’s business plan or to pay for the expenses of this Offering. Our Class A Common Stock is quoted on the OTC Pink No Information Tier of OTC Markets under the symbol, “GYST.” On January 20, 2021, the last reported sale price of our Class A Common Stock was $0.0138 per share. We are currently labeled as “Dark or Defunct” and have a red stop sign next to our name on OTC Markets because the Company has not made any required disclosures with OTC Markets since we filed our quarterly report for the quarter ended June 30, 2017.

The approximate date of the commencement of the sales of the Shares in this Offering will be within two calendar days from the date on which the Offering is qualified by the Securities and Exchange Commission (the “SEC” or the “Commission”) and on a continuous basis thereafter until the maximum number of Shares offered hereby are sold. All funds received in this Offering will not be placed in escrow and will be immediately available to us. All offering expenses will be borne by us and will be paid out of the proceeds of this Offering.

This Offering will terminate at the earlier of (i) the date at which the maximum offering amount has been sold; (ii) the date that is twelve (12) months from the date that the SEC deems this offering statement qualified, unless extended by our Company for an additional ninety (90) days, or (iii) the date the Offering is earlier terminated by the Company, in its sole discretion. At least every 12 months after this Offering has been qualified by the SEC, if the Offering is still ongoing at such time, the Company will file a post-qualification amendment to include the Company’s recent financial statements. The Company may undertake one or more closings on a rolling basis. After each closing, funds tendered by investors will be available to the Company. No sales of Shares will be made prior to the qualification of the Offering statement by the SEC.

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Investing in our securities involves a high degree of risk, including the risk that you could lose all of your investment. Please read the section entitled “Risk Factors” beginning on page 8 of this Offering Circular about the risks you should consider before investing.

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Number of Class A Common Stock	PRICE TO	SELLING AGENT	PROCEEDS TO
Shares	PUBLIC	COMMISSIONS	THE COMPANY (1)
Per Share 1	$0.03	0.00	$0.03
Maximum Offering 200,000,000	$6,000,000	0.00	$6,000,000

______________

(1)

Before the payment of our expenses in this Offering which we estimate will be approximately $47,500. See “Use of Proceeds” appearing on page 24 of this Offering Circular. All expenses of the offering will be paid for by us using the proceeds of this Offering.

If all the Shares are not sold in the Company’s Offering, there is the possibility that the amount raised may be minimal and might not even cover the costs of the Offering, which the Company estimates at $47,500. The proceeds from the sale of the securities will be placed directly into the Company’s account; any investor who purchases Shares will have no assurance that any monies, beside their own, will be subscribed to in the Offering. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws. All expenses incurred in this Offering are being paid for by the Company from the proceeds of the Offering.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, OR THE COMMISSION, DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

This Offering Circular is following the offering circular format described in Part II of Form 1-A

The date of this Offering Circular is January 22, 2021

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We have not authorized anyone to provide any information other than that contained or incorporated by reference in this Offering Circular prepared by us or to which we have referred you. We take no take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This Offering Circular is an offer to sell only the Shares offered hereby but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this Offering Circular is current only as of its date, regardless of the time of delivery of this Offering Circular or any sale of Shares.

For investors outside the United States: We have not done anything that would permit this Offering or possession or distribution of this Offering Circular in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourselves about and to observe any restrictions relating to the Offering and the distribution of this Offering Circular.

THIRD PARTY DATA

Certain data included in this Offering Circular is derived from information provided by third-parties that we believe to be reliable. The discussions contained in this Offering Circular relating to industry data are taken from third-party sources that the Company believes to be reliable and reasonable, and that the factual information is fair and accurate. Certain data is also based on our good faith estimates which are derived from management’s knowledge of the industry and independent sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of included information. We have not independently verified such third-party information, nor have we ascertained the underlying economic assumptions relied upon therein. The industry market data used in this Offering Circular involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such data. While we are not aware of any material misstatements regarding any market, industry or similar data presented herein, such data was derived from third party sources and reliance on such data involves risks and uncertainties.

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TRADEMARKS AND COPYRIGHTS

We own or have applied for rights to trademarks or trade names that we use in connection with the operation of our business, including our corporate names, logos and website names. In addition, we own or have the rights to copyrights, trade secrets and other proprietary rights that protect our business. This Offering Circular may also contain trademarks, service marks and trade names of other companies, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this Offering Circular is not intended to, and should not be read to, imply a relationship with or endorsement or sponsorship of us. Solely for convenience, some of the copyrights, trade names and trademarks referred to in this Offering Circular are listed without their ©, ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our copyrights, trade names and trademarks. All other trademarks are the property of their respective owners.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Offering Circular contains certain forward-looking statements that are subject to various risks and uncertainties. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “plan,” “intend,” “expect,” “outlook,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, or state other forward-looking information. Our ability to predict future events, actions, plans or strategies is inherently uncertain. Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, actual outcomes could differ materially from those set forth or anticipated in our forward-looking statements. Factors that could cause our forward-looking statements to differ from actual outcomes include, but are not limited to, those described under the heading “Risk Factors.” Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our views as of the date of this Offering Circular. Furthermore, except as required by law, we are under no duty to, and do not intend to, update any of our forward-looking statements after the date of this Offering Circular, whether as a result of new information, future events or otherwise.

STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

Our Shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this Offering is exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that our Shares offered hereby are offered and sold only to “qualified purchasers” or at a time when our Shares are listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in our Shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

To determine whether a potential investor is an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who:

1.	whose net worth, or joint net worth with the person’s spouse or spousal equivalent, exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person; or

2.

had earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse or spousal equivalent exceeding $300,000 for those years and has a reasonable expectation of reaching the same income level in the current year; or

3.

is holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status; or

4.

is a “family client,” as defined by the Investment Advisers Act of 1940, of a family office meeting the requirements in Rule 501(a) of Regulation D and whose prospective investment in the issuer is directed by such family office pursuant to Rule 501(a) of Regulation D.

For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

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OFFERING CIRCULAR SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary does not contain all of the information you should consider before investing in the Shares. You should read this entire offering circular carefully, especially the risks of investing in the Shares discussed under “Risk Factors,” before making an investment decision. In this Offering Circular, ‘‘The Graystone Company,’’ “Graystone,” “the “Company,’’ ‘‘we,’’ “GYST,” ‘‘us,’’ and ‘‘our,’’ refer to The Graystone Company, Inc. and our wholly owned subsidiary, NutraGyst, Inc., unless the context otherwise requires. Unless otherwise indicated, the term ‘‘fiscal year’’ refers to our fiscal year ending November 30. Unless otherwise indicated, the term ‘‘Shares” refers to shares of the Company’s Class A Common Stock. All dollar amounts refer to US dollars unless otherwise indicated.

The Company

The Graystone Company is a product development and marketing company focused on developing and marketing proprietary products in two categories: (i) Longevity and Wellness and (ii) Fertility. We are committed to developing products that promote wellness and environmental responsibility, by seeking to create quality products and using recycled and biodegradable materials for packaging. We are committed to have our operations be carbon neutral through a series of interventions that protect, improve, and restore nature. Recognizing the next decade represents a critical window for the world to accelerate progress on climate change, we are focused on developing products that we believe are not only good for the human body, but also sustainable and good for the Earth. We plan to generate revenues through the sales of our planned products. We have not sold any products or generated any revenues to date.

Our business is located at 401 E. Las Olas Blvd #130-321, Fort Lauderdale, FL 33301. Our telephone number is (954) 251-2833. Our E-Mail address is investors@thegraystonecompany.com. The address of our web site is www.thegraystonecompany.com. Information contained on, or accessible through, the website is not a part of, and is not incorporated by reference into, this Offering Circular.

The Graystone Company, Inc. was originally incorporated in the State of New York on May 27, 2010 under the name of Argentum Capital, Inc. The Company was reincorporated in Delaware on January 10, 2011 and subsequently changed its name to The Graystone Company, Inc. on January 14, 2011. The Company was reincorporated in Colorado on May 1, 2016. The Company is domiciled in the state of Florida, where it maintains its corporate headquarters in Fort Lauderdale, FL. On November 6, 2020 the Company effected a reverse merger with NutraGyst, Inc., a Colorado corporation, after which NutraGyst became a wholly owned subsidiary of the Company, and the business of NutraGyst became the business of the Company going forward.

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THE OFFERING

Securities being offered by the Company	200,000,000 shares of Class A Common Stock, at a fixed price of $0.03 offered by us directly. this Offering Circular.

Securities being offered by the Selling Stockholders	None.

Offering price per share	$0.03.

Number of shares of Class A Common Stock outstanding before the offering	146,391,521 shares of Class A Common Stock are currently issued and outstanding.

Number of shares of Class A Common Stock outstanding after the offering	346,391,521 shares of Class A Common Stock will be issued and outstanding if we sell all of the shares we are offering herein.

Number of other classes of stock outstanding before the offering	The following shares are currently issued and outstanding: 51,000,000 shares Class B Common Stock 617 shares of Series B Preferred Stock

Number of other classes of stock outstanding after the offering of common stock	The following shares are currently issued and outstanding: 51,000,000 shares Class B Common Stock 617 shares of Series B Preferred Stock

The minimum number of shares to be sold in this offering	None.

Market for the shares of Class A Common Stock

Our Class A Common Stock is quoted on the OTC Pink No Information Tier of OTC Markets under the symbol, “GYST.” On January 20, 2021, the last reported sale price of our Class A Common Stock on the OTC Pink was $0.0138 per share. We are currently labeled as “Dark or Defunct” and have a red stop sign next to our name on OTC Markets because the Company has not made any required disclosures with OTC Markets since we filed our quarterly report for the quarter ended June 30, 2017.

Use of Proceeds

We intend to use the proceeds of this Offering to pay all of the expenses of the Offering, and to use the remaining proceeds for research and development of our products, marketing and general operating capital. We reserve the right to change the foregoing use of proceeds if management believes it is in the best interests of the Company.

Termination of the Offering

This Offering will terminate at the earlier of (i) the date at which the maximum offering amount has been sold; (ii) the date that is twelve (12) months from the date that the SEC deems this offering statement qualified, unless extended by our Company for an additional ninety (90) days, or (iii) the date the Offering is earlier terminated by the Company, in its sole discretion. At least every 12 months after this Offering has been qualified by the SEC, if the Offering is still ongoing at such time, the Company will file a post-qualification amendment to include the Company’s recent financial statements. The Company may undertake one or more closings on a rolling basis. After each closing, funds tendered by investors will be available to the Company. No sales of Shares will be made prior to the qualification of the Offering statement by the SEC.

Subscriptions:	All subscriptions once accepted by us are irrevocable.

Risk Factors:	See “Risk Factors” and the other information in this Offering Circular for a discussion of the factors you should consider before deciding to invest in shares of our Class A Common Stock.

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RISK FACTORS

An investment in our Class A Common Stock is highly speculative and involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below together with all of the other information included in this Offering Circular. The statements contained in this Offering Circular that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the value of our Class A Common Stock could decline, and an investor in our securities may lose all or part of their investment.

Risks Related to Our Business and Industry

We have a limited operating history with respect to our new line of business. Such limited operating history may not provide an adequate basis to judge our future prospects and results of operations.

We have limited experience and a limited operating history as a company seeking to be a producer of wellness products in which to assess our future prospects as a company, as we only started this new line of business in November 2020 after the Reverse Merger was effected. In addition, the market for our planned products and services is highly competitive. If we fail to successfully develop and offer our products in an increasingly competitive market, we may not be able to capture the growth opportunities associated with them or recover our development and marketing costs, and our future results of operations and growth strategies could be adversely affected. Our limited operating history may not provide a meaningful basis for investors to evaluate our business, financial performance, and prospects.

Our management has concluded that there is a substantial doubt about our ability to continue as a going concern and our auditor has included an explanatory paragraph relating to our ability to continue as a going concern in its audit report for the period from November 6, 2020 to November 30, 2020.

The Company has incurred operating losses of $1,240 during the period ended November 30, 2020 and has an accumulated deficit of $1,240 as of November 30, 2020. In addition, current liabilities exceeded current assets by $1,140 as of November 30, 2020. There are no assurances that the Company will be able to either (1) achieve a level of revenues adequate to generate sufficient cash flow from operations; or (2) obtain additional financing through either private placement, public offerings and/or bank financing necessary to support its working capital requirements. To the extent that funds generated from operations and any private placements, public offerings and/or bank financing are insufficient, the Company will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to the Company. If adequate working capital is not available to the Company, it may be required to curtail or cease its operations. Due to uncertainties related to these matters, a substantial doubt about the ability of the Company to continue as a going concern is raised. The accompanying audited consolidated financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

Our products are not yet fully developed, and there is no guarantee that we will successfully develop our products.

The development of the Fertility and Longevity and Wellness products that we intend to produce is a costly, complex and time-consuming process, and the investment in product development often involves a long wait until a return, if any, is achieved on such investment. We continue to make investments in new products, which are inherently speculative. Unforeseen obstacles and challenges we encounter in development process may result in delays in or abandonment of product commercialization, may substantially increase the costs of development, and may negatively affect our results of operations. If we are unable to develop and commercialize our products successfully, it will significantly affect our viability as a company.

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We may fail to successfully execute our business plan.

Our shareholders may lose their entire investment if we fail to execute our business plan. Our prospects must be considered in light of the following risks and uncertainties, including but not limited to, competition, the erosion of ongoing revenue streams, the ability to retain experienced personnel and general economic conditions. We cannot guarantee that we will be successful in executing our business plan. If we fail to successfully execute our business plan, we may be forced to cease operations, in which case our shareholders may lose their entire investment.

If we fail to increase our brand recognition, we may face difficulty in obtaining customers.

Because we have not yet started selling our products, we currently do not have strong brand identity or brand loyalty. We believe that establishing and maintaining brand identity and brand loyalty is critical to attracting customers once we have commercially viable products. Maintaining and enhancing our brand recognition in a cost-effective manner is critical to achieving widespread acceptance of future products and is an important element in our effort to increase our customer base. Successful promotion of our brand will depend largely on our ability to maintain a sizeable and active customer base, our marketing efforts and our ability to provide reliable and useful products at competitive prices. Brand promotion activities may not yield increased revenue, and even if they do, any increased revenue may not offset the expenses we will incur in building our brand. If we fail to successfully promote and maintain our brand, or if we incur substantial expenses in an unsuccessful attempt to promote and maintain our brand, we may fail to attract enough new customers or retain our existing customers to the extent necessary to realize a sufficient return on our brand-building efforts, in which case our business, operating results and financial condition, would be materially adversely affected.

Our business is subject to inherent risks relating to product liability and personal injury claims.

As a seller of products designed for human consumption, we are subject to product liability claims if the use of our products is alleged to have resulted in injury. Our products consist of minerals, herbs and other ingredients that are classified as foods or dietary supplements and are not subject to pre-market regulatory approval in the United States. Our products could contain contaminated substances, and some of our products contain ingredients that do not have long histories of human consumption. Previously unknown adverse reactions resulting from human consumption of these ingredients could occur. We may also be obligated to recall affected products. If we are found liable for product liability claims, we could be required to pay substantial monetary damages. Furthermore, even if we successfully defend ourselves against this type of claim, we could be required to spend significant management, financial and other resources, which could disrupt our business, and our reputation as well as our brand name may also suffer. We do not carry product liability insurance. As a result, any imposition of product liability could materially harm our business, financial condition and results of operations. In addition, we do not have any business interruption insurance, and as a result, any business disruption or natural disaster could severely disrupt our business and operations and significantly decrease our revenue and profitability.

We are subject to numerous laws and regulations, and may incur significant penalties for noncompliance with such laws and regulations.

The manufacture, labeling and distribution of the products that we intend to distribute is regulated by various federal, state and local agencies. These governmental authorities may commence regulatory or legal proceedings, which could restrict the permissible scope of our product claims or the ability to sell our products in the future. The FDA regulates our products to ensure that the products are not adulterated or misbranded.

Failure to comply with FDA requirements may result in, among other things, injunctions, product withdrawals, recalls, product seizures, fines and criminal prosecutions. Our advertising is subject to regulation by the FTC under the FTCA. In recent years, the FTC has initiated numerous investigations of dietary and nutrition supplement products and companies. Additionally, some states also permit advertising and labeling laws to be enforced by private attorney generals, who may seek relief for consumers, seek class action certifications, seek class wide damages and product recalls of products sold by us. Any actions against us by governmental authorities or private litigants could have a material adverse effect on our business, financial condition and results of operations.

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Political, economic and regulatory policies may vary from country to country.

Changes in the general political, economic and regulatory policies of the countries that we plan to buy materials for our products from, or in which we plan to operate, may adversely affect our planned business activities, ability to execute our plan of operations and financial performance. Examples of political, economic and regulatory policy changes include, among others, changes in political leadership or system of government; changes in monetary and fiscal policy; expropriation or nationalization of businesses owned by foreigners; currency devaluation; the imposition of foreign exchange controls; changes to the tax code; renegotiation or nullification of existing licenses, permits, leases or other contracts or agreements; and financial crisis.

Our planned acquisition of raw materials from international sources subjects us to risk from currency fluctuations.

Because of our planned international sourcing of raw materials, we are going to be subject to risks from currency fluctuations, such as changes in foreign exchange rates, particularly between the Japanese Yen and the U.S. dollar, as our initial raw materials are expected to be acquired from Japan. For example, if the value of the Japanese Yen were to increase compared to the value of the U.S. dollar, we could receive less value for purchases of raw materials when purchasing in Japan, which could force us to increase our prices, or settle for lower margins on our product sales. If either of these outcomes occur, our results of operations may be harmed.

Adverse publicity or consumer perception of our products and any similar products distributed by others could harm our reputation and adversely affect our sales and revenues.

We believe we are highly dependent upon positive consumer perceptions of the safety and quality of our products as well as similar products distributed by other nutrition supplement companies. Consumer perception of nutrition supplements and our products, in particular, can be substantially influenced by scientific research or findings, national media attention and other publicity about product use. Adverse publicity from these sources regarding the safety, quality or efficacy of nutritional supplements and our products could harm our reputation and results of operations. The mere publication of news articles or reports asserting that such products may be harmful or questioning their efficacy could have a material adverse effect on our business, financial condition and results of operations, regardless of whether such news articles or reports are scientifically supported or whether the claimed harmful effects would be present at the dosages recommended for such products.

The industry of Fertility and Longevity and Wellness dietary supplements and products is highly competitive, and our failure to compete effectively could adversely affect our market share, financial condition and future growth.

The industry of Fertility and Longevity and Wellness-related supplements and products we intend to produce is highly competitive with respect to price, brand and product recognition and new product introductions. Several of our competitors are larger, more established and possess greater financial, personnel, distribution and other resources. We face competition (a) in the health food channel from a limited number of large nationally known manufacturers, private label brands and many smaller manufacturers of dietary and nutrition supplements; and (b) in the mass-market distribution channel from manufacturers, major private label manufacturers and others. Private label brands at mass-market chains represent substantial sources of income for these merchants and the mass-market merchants often support their own labels at the expense of other brands. As such, the growth of our brands within food, drug, and general mass-market merchants are highly competitive and uncertain. If we cannot compete effectively, we may not be profitable.

A shortage in the supply of key raw materials used needed to manufacture our products could increase our costs or adversely affect our sales and revenues.

Our inability to obtain adequate supplies of raw materials in a timely manner or a material increase in the price of the raw materials used in our products could have a material adverse effect on our business, financial condition and results of operations.

The purchase of many of our products is discretionary, and may be negatively impacted by adverse trends in the general economy and make it more difficult for us to generate revenues.

Our business is affected by general economic conditions since our products are discretionary and we depend, to a significant extent, upon a number of factors relating to discretionary consumer spending. These factors include economic conditions and perceptions of such conditions by consumers, employment rates, the level of consumers' disposable income, business conditions, interest rates, consumer debt levels and availability of credit. Consumer spending on our products may be adversely affected by changes in general economic conditions.

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We may not be able to anticipate consumer preferences and trends within the diet and nutritional industry, which could negatively affect acceptance of our products by retailers and consumers and result in a significant decrease in our revenues.

Our products must appeal to a broad range of consumers, whose preferences cannot be predicted with certainty and are subject to rapid change. Our products will need to successfully meet constantly changing consumer demands. If our products are not successfully received by our customers, our business, financial condition, results of operations and prospects may be harmed.

Compliance with Regulation A and reporting to the SEC could be costly.

Compliance with Regulation A could be costly and requires legal and accounting expertise. We have limited experience complying with the provisions of Regulation A or making the public filings required by the rule. After this offering is qualified by the SEC, we’ll have to file an annual report on Form 1-K, a semiannual report on Form 1-SA, and current reports on Form 1-U. Our staff may need to be increased in order to comply with our Regulation A reporting requirements. Compliance with Regulation A will also require greater expenditures on outside counsel and outside auditors in order to remain in compliance. Failure to remain in compliance with Regulation A may subject us to sanctions, penalties, and reputational damage and would adversely affect our results of operations.

We will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. Therefore, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies and our investors could receive less information than they might expect to receive from exchange traded public companies.

We will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for companies under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year. Therefore, our investors could receive less information than they might expect to receive from exchange traded public companies.

We do not have any intellectual property rights, and our CEO is the holder of certain trademark applications, which she permits us to use, if she no longer permits such use or if she is unable to protect them or they become subject to intellectual property rights claims, our business may be harmed.

The particular formulas, blends, and components of the products we develop are important assets for us, as are the names for our product lines. We do not hold any patents protecting our intellectual property, and our CEO has filed a trademark applications for “Commodity Wellness” “Ferō”, and the slogan “Nourish the body, heal the Earth” recently, which have not yet been granted as of the date of this Offering Circular. Our CEO permits us the right to use the foregoing trademarks. However, there is no written agreement memorializing the right to use the trademarks and our CEO can choose to stop allowing us this right at any time. Further, various events outside of our control pose a threat to such intellectual property rights as well as to our business. Regardless of the merits of the claims, any intellectual property claims could be time-consuming and expensive to litigate or settle. In addition, if any claims against us are successful, we may have to pay substantial monetary damages or discontinue any of our practices that are found to be in violation of another party’s rights. We also may have to seek a license to continue such practices, which may significantly increase our operating expenses or may not be available to us at all. Also, the efforts we have taken to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our intellectual property rights could harm our business or our ability to compete.

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We are reliant on the efforts of our sole executive officer, Anastasia Shishova.

We rely on our Chief Executive Officer, Anastasia Shishova, and will need additional key personnel to grow our business, and the loss of key personnel or inability to hire key personnel could harm our business. We believe our success has depended, and continues to depend, on the efforts and talents of our Chief Executive Officer, who has expertise that could not be easily replaced if we were to lose her services.

The ability of our Chief Executive Officer to control our business may limit or eliminate minority stockholders’ ability to influence corporate affairs.

Voting control of the Company is held by Anastasia Shishova, our Chief Executive Officer, who owns approximately 90% of the voting power of the Company because she currently owns 46,000,000 shares of Class B Common Stock, which carries 2,500 votes per share, giving her voting control of the Company. Because of this voting control, she will be in a position to significantly influence membership of our board of directors, as well as all other matters requiring stockholder approval. The interests of our Chief Executive Officer may differ from the interests of other stockholders with respect to the issuance of shares, business transactions with or sales to other companies, selection of other officers and directors and other business decisions. The minority stockholders will have no way of overriding decisions made by our Chief Executive Officer.

There is a Voter Agreement between our Chief Executive Officer and our largest shareholder that may limit minority stockholder’s ability to influence corporate affairs.

On January 15, 2021, all of the holders of the Company’s Class B Common Stock entered into a Voter Agreement (the “Voter Agreement”) pursuant to which they agreed to vote their shares in the Company in a manner such that the number of shares of Class B Common Stock authorized by the Company will not be increased above 51,000,000 without the unanimous consent of each holder of the Class B Common Stock. Further, pursuant to the Voter Agreement, the holders agreed not to vote in favor of the creation of any class of stock that will have superior rights to the Class B Common Stock without the approval of each Class B holders. The parties to the Voter Agreement include Anastasia Shishova, our Chief Executive Officer and Paul Howarth, our largest shareholder. Anastasia Shishova holds 46,000,000 Class B Common Stock shares of the Company and Paul Howarth holds 5,000,000 Class B Common Stock shares of the Company. The Voter Agreement therefore has the effect of preserving the voting rights of each of Ms. Shishova and Mr. Howarth, as each share of Class B Common Stock carries 2,500 votes per share, and together, these individuals own 51,000,000 shares of Class B Common Stock, representing all of the authorized Class B Common Stock. Therefore, no additional shares of Class B Common Stock can be authorized and issued without the consent of these two individuals, providing them with significant control over the Company’s business. It is unlikely that investors in this offering will have any meaningful ability to influence the Company’s operations.

The current outbreak of the coronavirus may have a negative effect on our ability to conduct our business and operations and may also cause an overall decline in the economy as a whole and could materially harm our Company.

If the current outbreak of the coronavirus continues to grow, the effects of such a widespread infectious disease and epidemic may inhibit our ability to conduct our business and operations and could materially harm our Company. The coronavirus may cause us to have to reduce operations as a result of various lock-down procedures enacted by the local, state or federal government, which could restrict our ability to conduct our business operations. The coronavirus may also cause a decrease in spending on the types of products that we plan to offer, as a result of the economic turmoil resulting from the spread of the coronavirus and thereby having a negative effect on our ability to generate revenue from the sales of our products.. The continued coronavirus outbreak may also restrict our ability to raise funding when needed and may also cause an overall decline in the economy as a whole. The specific and actual effects of the spread of coronavirus are difficult to assess at this time as the actual effects will depend on many factors beyond the control and knowledge of the Company. However, the spread of the coronavirus, if it continues, may cause an overall decline in the economy as a whole and also may materially harm our Company.

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We are a holding company and depend upon our subsidiary for our cash flows.

We are a holding company. All of our operations are conducted, and almost all of our assets are owned, by our subsidiary, NutraGyst. Consequently, our cash flows and our ability to meet our obligations depend upon the cash flows of our subsidiary and the payment of funds by this subsidiary to us in the form of dividends, distributions or otherwise. The ability of our subsidiary to make any payments to us depends on its earnings, the terms of their indebtedness, including the terms of any credit facilities and legal restrictions. Any failure to receive dividends or distributions from our subsidiary when needed could have a material adverse effect on our business, results of operations or financial condition.

Risks Related to Our Common Stock and this Offering

Investment in our Class A Common Stock is speculative.

The Shares being sold in this offering are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in our Shares. Before purchasing any of our Shares, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, the trading price of our Class A Common Stock could decline and you may lose all or part of your investment.

There is no current liquid market for the shares of our Class A Common Stock. We may not continue to satisfy the requirements for quotation on the Pink Tier of OTC Markets and, even if we do, an active market for our Class A Common Stock may not develop. Further, the Company currently has a “Dark or Defunct” status and a “Pink No Information” Stop Sign Symbol on OTC Markets related to the Class A Common Stock shares.

Our Class A Common Stock is quoted on the OTC Pink No Information Tier of OTC Markets under the symbol, “GYST.” On January 20, 2021, the last reported sale price of our Class A Common Stock on the OTC Pink was $0.0138 per share. We are currently labeled as “Dark or Defunct” and have a red stop sign next to our name on OTC Markets because the Company has not made any required disclosures with OTC Markets since we filed our quarterly report for the quarter ended June 30, 2017. Under Regulation A, shares of Common Stock that we sell to non-affiliates of the Company in this Offering are freely tradeable and not restricted. Any securities purchased in this Offering by affiliates of the Company are considered control securities. Nonetheless, even though our Class A Common Stock shares are quoted, that does not mean that there is or will be a liquid market for our Class A Common Stock. Whether or not we’re quoted on a market, or listed on an exchange, investors should assume that they may not be able to liquidate their investment for some time, or be able to pledge their shares as collateral, or be able to hold the stock in a traditional brokerage account. Without a liquid market for our Class A Common Stock, it may be impossible for shareholders to be able to value their stock, reducing or eliminating the value of the stock as an incentive. Even if we continue to satisfy the requirements of the OTC Markets Pink Tier, it is not a stock exchange. As a result, there may be significantly less trading volume and analyst coverage of, and significantly less investor interest in, our Class A Common Stock than there would be if our shares were listed on a stock exchange, which may lead to lower trading prices for our Class A Common Stock.

Our Class A Common Stock price may decrease due to factors beyond our control.

The stock market from time to time has experienced extreme price and volume fluctuations, which have particularly affected the market prices for early stage companies and which often have been unrelated to the operating performance of the companies. These broad market fluctuations may adversely affect the market price of our stock, if a trading market for our stock ever develops. If our shareholders sell substantial amounts of their stock in the public market, the price of our stock could fall. These sales also might make it more difficult for us to sell equity, or equity-related securities, in the future at a price we deem appropriate.

The market price of our stock may also fluctuate significantly in response to the following factors, most of which are beyond our control:

•	variations in our quarterly operating results,
•	changes in general economic conditions,
•	changes in market valuations of similar companies,
•	announcements by us or our competitors of significant acquisitions, strategic partnerships or joint ventures, or capital commitments,
•	poor reviews, and
•	the addition or loss of key managerial and collaborative personnel.

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The market price for our Class A Common Stocks is particularly volatile which could lead to wide fluctuations in our share price. You may be unable to sell your Class A Common Stock shares at or above your purchase price, or at all, which may result in substantial losses to you.

The market for our Class A Common Stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. Many of these factors are beyond our control and may decrease the market price of our common shares, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our Class A Common Stock shares will be at any time, or if our Class A Common Stock shares will be able to continue to trade, or as to what effect the sale of shares or the availability of Class A Common Stock shares for sale at any time will have on the prevailing market price.

The sale and issuance of additional shares of our Class A Common Stock could cause dilution as well as the value of our Class A Common Stock to decline.

Investors’ interests in the Company will be diluted and investors may suffer dilution in their net book value per share when we issue additional shares. Our Amended and Restated Articles of Incorporation, as amended, authorizes the Company to issue up to 555,000,000 shares, of which 500,000,000 shares are Class A Common Stock, 51,000,000 are Class B Common Stock and 4,000,000 are Preferred Stock. Each share of Class A Common Stock has a par value of $.0001. Each share of Class B Common Stock has a par value of $0.001. Each share of Preferred Stock has a par value of $0.0001. We anticipate that all or at least some of our future funding, if any, will be in the form of equity financing from the sale of our Class A Common Stock. If we do sell or issue more Class A Common Stock, any investors’ investment in the Company will be diluted. Dilution is the difference between what you pay for your stock and the net tangible book value per share immediately after the additional shares are sold by us. If dilution occurs, any investment in the Company’s Class A Common Stock could seriously decline in value.

Our Class A Common Stock is currently deemed a “penny stock,” which makes it more difficult for our investors to sell their shares.

Our Class A Common Stock is currently deemed a “penny stock,” which makes it more difficult for our investors to sell their shares. The SEC has adopted rule 3a51-1 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 requires:

•	that a broker or dealer approve a person’s account for transactions in penny stocks, and
•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person, and
•	make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our Class A Common Stock and cause a decline in the market value of our stock.

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FINRA sales practice requirements may also limit a shareholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted Rule 2111 that requires a broker-dealer to have reasonable grounds for believing that an investment is suitable for a customer before recommending the investment. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Class A Common Stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

We do not intend to pay dividends for the foreseeable future.

We have never declared or paid any cash dividends on our stock and do not intend to pay any cash dividends in the foreseeable future. We anticipate that we will retain all of our future earnings for use in the development of our business and for general corporate purposes. Any determination to pay dividends in the future will be at the discretion of our Board.

We may become involved in securities class action litigation that could divert management’s attention and harm our business.

The stock market in general, and the shares of early-stage companies in particular, have experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the companies involved. If these fluctuations occur in the future, the market price of our shares could fall regardless of our operating performance. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that company. If the market price or volume of our shares suffers extreme fluctuations, then we may become involved in this type of litigation, which would be expensive and divert management’s attention and resources from managing our business.

As a public company, we may also from time to time make forward-looking statements about future operating results and provide some financial guidance to the public markets. Projections may not be made timely or set at expected performance levels and could materially affect the price of our shares. Any failure to meet published forward-looking statements that adversely affect the stock price could result in losses to investors, stockholder lawsuits or other litigation, sanctions or restrictions issued by the SEC.

Our Subscription Agreement to be used in this Offering contains an indemnification provision.

Section 5 of the Subscription Agreement, a form of which is filed as Exhibit 4.1 hereto, contains an indemnification provision, which requires the subscriber to agree that the subscriber agrees to indemnify, defend and hold harmless the Company, its officers, directors, employees, agents and controlling persons, from and against any and all losses, claims, damages, liabilities, expenses (including attorneys’ fees and disbursements), judgments or amounts paid in settlement of actions arising out of or resulting from the untruth of any representation of the subscriber in the Subscription Agreement or the breach of any warranty or covenant in the Subscription Agreement by the subscriber. Notwithstanding the foregoing, no representation, warranty, covenant or acknowledgment made by a subscriber in the Subscription Agreement, shall in any manner be deemed to constitute a waiver of any rights granted to it under the Securities Act or state securities laws.

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There is a risk the Offering will not close.

There are numerous possible scenarios pursuant to which this Offering may be abandoned prior to any closing, including a material adverse change or event in the capital markets, which could make it impracticable to consummate the Offering. The emergence of material litigation regarding the Company, the outbreak of war or hostilities, or the Company’s determination that the Offering should be delayed, suspended, or abandoned, due to these or other unforeseeable events.

DILUTION

The term ’dilution’ refers to the reduction (as a percentage of the aggregate Shares outstanding) that occurs for any given share of stock when additional Shares are issued. If all of the Shares in this offering are fully subscribed and sold at the maximum price of $0.03 per share, the Shares offered herein will constitute approximately 57.74% of the total Shares of the Company. The Company anticipates that subsequent to this Offering the Company may require additional capital and such capital may take the form of Common Stock, other stock or securities or debt convertible into stock. Such future fund raising will further dilute the percentage ownership of the Shares sold herein in the Company.

As of the date of this Offering, the net tangible book value of the Company was approximately $(0.000), based on 146,391,521 shares of Class A Common Stock issued and outstanding as of the date of this Offering Circular, that equates to a net tangible book value of approximately $(0.000) per share of Class A Common Stock on a proforma basis. Net tangible book value per share consists of shareholders’ equity divided by the total number of shares of Class A Common Stock outstanding. The pro forma net tangible book value, assuming full subscription in this Offering, would be $0.0173 per share of Common Stock.

Purchasers of our Class A Common Stock in this Offering will experience an immediate dilution of net tangible book value per share from the public offering price. Dilution in net tangible book value per share represents the difference between the amount per share paid by the purchasers of shares of Class A Common Stock and the net tangible book value per share immediately after this Offering. The following table illustrates this per share dilution:

	Shares Issued		Total Consideration		Price
	Number	Percent	Amount	Percent	Per Share
Existing Shareholders	146,391,521	42.26%	$100	0.01%	$0.00
Purchasers of Shares	200,000,000	57.74%	$6,000,000	99.99%	$0.03
Total	346,391,521	100%	$6,000,100	100%	$0.0173

The following table sets forth the difference between the offering price of the shares of our Class A Common Stock being offered by us, the net tangible book value per share, and the net tangible book value per share after giving effect to the offering by us, assuming that 100%, 50%, 25% and 10% of the offered shares are sold. Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares outstanding as of the date of this Offering. Totals may vary due to rounding.

	100% of offered shares are sold	50% of offered shares are sold	25% of offered shares are sold	10% of offered shares are sold
	100%	50%	25%	10%
Offering Price	$0.03	$0.03	$0.03	$0.03
	per share	per share	per share	per share

Net tangible book value	$-	$-	$-	$-
	per share	per share	per share	per share

Net tangible book value after giving effect to the offering	$0.0173	$0.0122	$0.0076	$0.0036
	per share	per share	per share	per share

Increase in net tangible book value per share attributable to cash payments made by new investors	$0.0173	$0.0122	$0.0076	$0.0036
	per share	per share	per share	per share

Per Share Dilution to New Investors	$0.0127	$0.0178	$0.0224	$0.0264
	per share	per share	per share	per share

Percent Dilution to New Investors	42.26%	59.41%	74.54%	87.98%

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DETERMINATION OF OFFERING PRICE

The offering price of the Shares has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth. No valuation or appraisal has been prepared for our business. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.

PLAN OF DISTRIBUTION

This Offering is being conducted on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be sold in this Offering. Offers and sales of the Shares will be made by our management, and specifically by our Chief Executive Officer, Anastasia Shishova, who will not receive any commissions or other remunerations for her efforts. We reserve the right to engage the services of a registered broker-dealer who will offer, sell and process the subscriptions for the Shares, although we do not presently expect to engage such selling agent. If any broker-dealer or other agent/person is engaged to sell our Shares, we will file a post-qualification amendment to the offering statement of which this Offering Circular forms a part disclosing the names and compensation arrangements prior to any sales by such persons.

The Company has 146,391,521 shares of its Class A Common Stock issued and outstanding as of the date of this Offering Circular. The Company is offering up to 200,000,000 Shares in this Offering. All of the Shares being offered for sale by the Company in this Offering will be sold at a fixed price of $0.03 per share for the duration of the Offering. There is no minimum amount we are required to raise from the Shares being offered hereby. There is no guarantee that we will sell any of the Shares being offered in this Offering. Additionally, there is no guarantee that this Offering will successfully raise enough funds to implement our Company’s business plan or pay for the expenses of this Offering, which we estimate to be $47,500. Our Class A Common Stock is quoted on the OTC Pink No Information Tier of OTC Markets under the symbol, “GYST.” On January 20, 2021, the last reported sale price of our Class A Common Stock on the OTC Pink was $0.0138 per share. We are currently labeled as “Dark or Defunct” and have a red stop sign next to our name on OTC Markets because the Company has not made any required disclosures with OTC Markets since we filed our quarterly report for the quarter ended June 30, 2017.

The approximate date of the commencement of the sales of the Shares will be within two calendar days from the date on which the Offering is qualified by the SEC and on a continuous basis thereafter until the maximum number of Shares offered hereby are sold. All funds received in this Offering will not be placed in escrow and will be immediately available to us. All offering expenses will be borne by us and will be paid out of the proceeds of this Offering.

This Offering will terminate at the earlier of (i) the date at which the maximum offering amount has been sold; (ii) the date that is twelve (12) months from the date that the SEC deems this offering statement qualified, unless extended by our Company for an additional ninety (90) days, or (iii) the date the Offering is earlier terminated by the Company, in its sole discretion. At least every 12 months after this Offering has been qualified by the SEC, if the Offering is still ongoing at such time, the Company will file a post-qualification amendment to include the Company’s recent financial statements. The Company may undertake one or more closings on a rolling basis. After each closing, funds tendered by investors will be available to the Company. No sales of Shares will be made prior to the qualification of the Offering statement by the SEC.

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The Shares in this Offering, may be sold or distributed from time to time by Ms. Shishova directly to one or more purchasers utilizing general solicitation through the internet, social media, and any other means of widespread communication. The Company will pay all expenses the Offering which we expect to be no more than $47,500, using the proceeds of this Offering.

The Company will not be making offers or sales of the Shares in this Offering to residents of the State of Arizona, Florida, Texas, or North Dakota.

Procedures for Subscribing

After the qualification of this Offering Statement by the SEC, if you decide to subscribe for any Shares in this Offering, you must request a Subscription Agreement from the Company by emailing us at investors@thegraystonecompany.com. You may also request a physical copy of the Subscription Agreement be mailed to you at the address set forth in your email to the Company requesting the Subscription Agreement. The Company will then either email or mail a copy of the Subscription Agreement for your review. If after review, you wish to proceed with an investment in this Offering, you’ll then have to complete the following procedures:

•	Physically execute the Subscription Agreement and then either:

(1) scan and electronically deliver to us the Subscription Agreement by emailing a signed copy to the Company at investors@thegraystonecompany.com; or

(2) mailing a copy of the signed Subscription Agreement to us at 401 E. Las Olas Blvd #301-321, Fort Lauderdale, Florida 33301; and simultaneously and,

•	Pay the Purchase Price (as such term is defined in the Subscription Agreement) by either:

(1) wiring the funds directly to the Company’s designated bank account pursuant to the wire instructions set forth on Exhibit A to the Subscription Agreement; or

(2) mailing a personal check to the Company payable to “The Graystone Company Inc.” at 401 E. Las Olas Blvd #301-321, Fort Lauderdale, Florida 33301.

A form of Subscription Agreement is filed herewith as Exhibit 4.1 and is incorporated by reference herein.

The Shares acquired under the Subscription Agreement shall be issued to you by our transfer agent in book entry form upon acceptance of your Subscription Agreement and confirmation of funds received by the Company.

Any potential investor will have ample time to review the Subscription Agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such Subscription Agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Shares.

In order to purchase the Shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that such investor is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this Offering. See “Investment Amount Limitations” below for more information.

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Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

Minimum and Maximum Investment Amount

The minimum investment amount per subscriber in this Offering is one Share. There is no maximum investment amount per subscriber in this Offering.

No Escrow

The proceeds of this Offering will not be placed into an escrow account. We will offer our Shares on a best efforts basis. As there is no minimum offering amount, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Transfer Agent and Registrar

Our transfer agent is Cleartrust LLC, which is located at 16540 Pointe Village Drive, Suite 205, LUTZ, FL, 33558, with a phone number of 813-235-4490 and an email address of INBOX@CLEARTRUSTTRANSFER.COM.

Book-Entry Records of Shares

Ownership of the Shares will be represented in “book-entry” only form directly in the name of the respective owner of the Shares and shall be recorded by the transfer agent and no physical certificates shall be issued, nor received, by the Company or any other person.

Investment Amount Limitations

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, you are encouraged to refer to www.investor.gov.

As a Tier 2, Regulation A offering, investors must comply with the 10% limitation to investment in the Offering. The only investor in this Offering exempt from this limitation is an accredited investor, an “Accredited Investor,” as defined under Rule 501 of Regulation D. If you meet one of the following tests you should qualify as an Accredited Investor:

(i)

You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse or spousal equivalent in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)

You are a natural person and your individual net worth, or joint net worth with your spouse or spousal equivalent, exceeds $1,000,000 at the time you purchase Shares (please see below on how to calculate your net worth);

(iii)	You are a director, executive officer or general partner of the issuer or a director, executive officer, or general partner of the general partner of the issuer;

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(iv)

You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, or limited liability company, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

(v)

You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an investment advisor registered pursuant to the Investment Advisers Act of 1940 or registered pursuant to the laws of a state, an investment advisor relying on the exemption of registering with the SEC under the Investment Advisers Act of 1940, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940, or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958, or a Rural Business Investment Company as defined in the Consolidated Farm and Rural Development Act, or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii)

You are a trust with total assets in excess of $5,000,000, your purchase of Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Shares; or

(viii)

You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(ix)

You are an entity, of a type not listed in the above paragraphs (iv), (v), (vi), (vii), or (viii), not formed for the specific purpose of acquiring the Shares, owning investments in excess of $5,000,000;

(x)

You are a natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status;

(xi)

You are a “family office,” as defined by the Investment Advisers Act of 1940, with assets under management in excess of $5,000,000, and is not formed for the specific purpose of acquiring the Shares, and your prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

(xii)

You are a “family client,” as defined under the Investment Advisers Act of 1940, of a family office meeting the requirements in the above paragraph (xi), and your prospective investment in the issuer is directed by such family office pursuant to the above paragraph (xi).

Selling Restrictions

Notice to prospective investors in Canada

The Offering of the Shares in Canada is being made on a private placement basis in reliance on exemptions from the prospectus requirements under the securities laws of each applicable Canadian province and territory where the Shares may be offered and sold, and therein may only be made with investors that are purchasing as principal and that qualify as both an “accredited investor” as such term is defined in National Instrument 45-106 Prospectus and Registration Exemptions and as a “permitted client” as such term is defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligation. Any offer and sale of the Shares in any province or territory of Canada may only be made through a dealer that is properly registered under the securities legislation of the applicable province or territory wherein the Shares are offered and/or sold or, alternatively, by a dealer that qualifies under and is relying upon an exemption from the registration requirements therein.

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Any resale of the Shares by an investor resident in Canada must be made in accordance with applicable Canadian securities laws, which may require resales to be made in accordance with prospectus and registration requirements, statutory exemptions from the prospectus and registration requirements or under a discretionary exemption from the prospectus and registration requirements granted by the applicable Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the Shares outside of Canada.

Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

Notice to prospective investors in the European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant Member State”), no offer of Shares may be made to the public in that Relevant Member State other than:

•	To any legal entity which is a qualified investor as defined in the Prospectus Directive;

•

To fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

•	In any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Shares shall require us or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person in a Relevant Member State who initially acquires any Shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive. In the case of any Shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the Shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any Shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

We, the representatives and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

This Offering Circular has been prepared on the basis that any offer of Shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of Shares. Accordingly, any person making or intending to make an offer in that Relevant Member State of Shares which are the subject of the Offering contemplated in this Offering Circular may only do so in circumstances in which no obligation arises for us to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. We have not authorized, nor do we authorize, the making of any offer of Shares in circumstances in which an obligation arises for us to publish a prospectus for such offer.

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For the purpose of the above provisions, the expression “an offer to the public” in relation to any Shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Shares to be offered so as to enable an investor to decide to purchase or subscribe the Shares, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to prospective investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”).

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in Switzerland

The Shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the Shares or this Offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to this Offering, our Company, the Shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of Shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of Shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of Shares.

Notice to Prospective Investors in the Dubai International Financial Centre

This Offering Circular relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or DFSA. This Offering Circular is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this Offering Circular nor taken steps to verify the information set forth herein and has no responsibility for the offering circular. The Shares to which this Offering Circular relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Shares offered should conduct their own due diligence on the Shares. If you do not understand the contents of this Offering Circular you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or ASIC, in relation to this Offering. This Offering Circular does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

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Any offer in Australia of the Shares may only be made to persons, or the Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the Shares without disclosure to investors under Chapter 6D of the Corporations Act.

The Shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under this Offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring Shares must observe such Australian on-sale restrictions.

This Offering Circular contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this Offering Circular is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to prospective investors in China

This Offering Circular does not constitute a public offer of the Shares, whether by sale or subscription, in the People’s Republic of China (the “PRC”). The Shares are not being offered or sold directly or indirectly in the PRC to or for the benefit of, legal or natural persons of the PRC.

Further, no legal or natural persons of the PRC may directly or indirectly purchase any of the Shares or any beneficial interest therein without obtaining all prior PRC’s governmental approvals that are required, whether statutorily or otherwise. Persons who come into possession of this document are required by the issuer and its representatives to observe these restrictions.

Notice to Prospective Investors in Hong Kong

The Shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the Shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The Shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

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Notice to Prospective Investors in Singapore

This Offering Circular has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this Offering Circular and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of Shares may not be circulated or distributed, nor may the Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a) A corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire Share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) A trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Shares pursuant to an offer made under Section 275 of the SFA except:

(a) To an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b) Where no consideration is or will be given for the transfer;

(c) Where the transfer is by operation of law;

(d) As specified in Section 276(7) of the SFA; or

(e) As specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares) Regulations 2005 of Singapore.

USE OF PROCEEDS

The maximum gross proceeds the Company may receive from the sale of the Shares in this Offering is $6,000,000.

Assuming a maximum raise of $6,000,000, the net proceeds to the Company from this Offering will be approximately $5,952,500, after deducting the estimated offering expenses of approximately $47,500 consisting of legal, accounting, EDGARization, and other fees and expenses incurred in connection with this Offering. Assuming a raise of $4,500,000 (representing 75% of the maximum offering amount), the net proceeds to the Company from this Offering will be approximately $4,452,500 after deducting the estimated offering expenses. Assuming a raise of $3,000,000 (representing 50% of the maximum offering amount), the net proceeds to the Company from this Offering will be approximately $2,952,500 after deducting the estimated offering expenses. Assuming a raise of $1,500,000 (representing 25% of the maximum offering amount), the net proceeds to the Company from this Offering will be approximately $1,452,500, after deducting the estimated offering expenses.

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We intend to use the proceeds of this Offering to pay all of the expenses of the Offering, and to use the remaining proceeds for research and development of our products, marketing and general operating capital. Please see the table below for a summary of our intended use of the proceeds from this Offering:

If 200,000,000 Shares (100%) are sold:

Planned Actions	Estimated Cost to Complete
Research and Development	$200,000
Product Acquisition (packaging and raw materials)	$1,000,000
Marketing	$4,000,000
General operating capital (including costs of offering of $47,500)	$800,000
TOTAL	$6,000,000

If 150,000,000 Shares (75%) are sold:

Planned Actions	Estimated Cost to Complete
Research and Development	$200,000
Product Acquisition (packaging and raw materials)	$750,000
Marketing	$3,000,000
General operating capital (including costs of offering of $47,500)	$550,000
TOTAL	$4,500,000

If 100,000,000 Shares (50%) are sold:

Planned Actions	Estimated Cost to Complete
Research and Development	$200,000
Product Acquisition (packaging and raw materials)	$500,000
Marketing	$2,000,000
General operating capital (including costs of offering of $47,500)	$300,000
TOTAL	$3,000,000

If 50,000,000 Shares (25%) are sold:

Planned Actions	Estimated Cost to Complete
Research and Development	$200,000
Product Acquisition (packaging and raw materials)	$200,000
Marketing	$900,000
General operating capital (including costs of offering of $47,500)	$200,000
TOTAL	$1,500,000

Because this Offering is a “best efforts” offering, we may close this Offering without sufficient funds for all the intended purposes set out above, or even to cover the costs of this Offering.

The Company reserves the right to change the above use of proceeds if management believes it is in the best interests of the Company.

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DESCRIPTION OF BUSINESS

THE COMPANY’S BUSINESS

Overview

We are a product development and marketing company focused on developing and marketing proprietary products in two categories: (i) Longevity and Wellness and (ii) Fertility. We are committed to developing products that promote wellness and environmental responsibility, by seeking to create quality products and using recycled and biodegradable materials for packaging. We are committed to have our operations be carbon neutral through a series of interventions that protect, improve, and restore nature. Recognizing the next decade represents a critical window for the world to accelerate progress on climate change, we are focused on developing products that we believe are not only good for the human body, but also sustainable and good for the Earth.

Our business is located at 401 E. Las Olas Blvd #130-321, Fort Lauderdale, FL 33301. Our telephone number is (954) 251-2833. Our E-Mail address is investors@thegraystonecompany.com. The address of our web site is www.thegraystonecompany.com. Information contained on, or accessible through, the website is not a part of, and is not incorporated by reference into, this Offering Circular.

Organizational History

The Graystone Company, Inc. was originally incorporated in the State of New York on May 27, 2010 under the name of Argentum Capital, Inc.,. The Company was reincorporated in Delaware on January 10, 2011 and subsequently changed its name to The Graystone Company, Inc. on January 14, 2011. The Company was reincorporated in Colorado on May 1, 2016. The Company is domiciled in the state of Florida, where it maintains its corporate headquarters in Fort Lauderdale, FL.

Reverse Merger

Pursuant to an Acquisition Agreement (the “Acquisition Agreement”) between the Company and NutraGyst Inc., dated November 6, 2020, the Company agreed to acquire 100% of the issued and outstanding shares of NutraGyst, Inc., a Colorado corporation (“NutraGyst”), in exchange for 46,000,000 shares of the Company’s Class B Common Stock (the “Reverse Merger”). The parties also agreed that, upon the closing of the transactions agreed upon in the Acquisition Agreement, new directors and officers of Graystone would be appointed by NutraGyst. The foregoing description of the Acquisition Agreement does not purport to be complete, and is qualified in its entirety by the full text of the Acquisition Agreement, which is attached hereto as Exhibit 6.1 and is incorporated herein by reference.

On November 6, 2020 (the “Effective Date”), the Company executed the Reverse Merger with NutraGyst, Inc. whereby the Company acquired 100% of NutraGyst, in exchange for 46,000,000 shares of the Company’s Class B Common stock. Immediately prior to the Reverse Merger, there were 146,391,521 shares of the Company’s Class A Common Stock outstanding and 5,000,000 shares of Class B Common Stock outstanding and 617 shares of Preferred shares outstanding, MT Soeparmo was the sole officer/director of the Company and Paul Howarth had 97% of the voting power of the Company. After the Reverse Merger, the Company had 146,391,521 shares of Class A Common Stock outstanding and 51,000,000 shares of Class B Common Stock outstanding and 617 shares of Preferred shares outstanding. Additionally, on November 10, 2020, MT Soeparmo resigned as officer and director and Anastasia Shishova was appointed as CEO and Director and Greg Tucker was appointed as Director.

Pursuant to the terms of the Acquisition Agreement, on the Effective Date, the Company issued 46,000,000 shares of its unregistered Class B Common Stock to the shareholder of NutraGyst, which was our CEO, in exchange for 1,000,000 shares of NutraGyst’s common stock, representing 100% of its issued and outstanding common stock and as a result of the Reverse Merger, NutraGyst became a wholly owned subsidiary of the Company. Each share of Class B Common Stock has voting rights equal to 2,500 votes per share compared to Class A Common Stock voting rights equal to 1 vote per share. As a result, our CEO Anastasia Shishova owned approximately 90% of the voting power of the Company after the Reverse Merger.

Prior to the Reverse Merger, the Company had no operations, assets or liabilities. As such, as a result of the Reverse Merger, the business of NutraGyst became the business of the Company going forward.

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The corporate structure of the Company as of the date of this Offering Circular is as follows:

Our Class A Common Stock is quoted on the OTC Pink No Information Tier of OTC Markets under the symbol, “GYST.” On January 20, 2021, the last reported sale price of our Class A Common Stock on the OTC Pink was $0.0138 per share. We are currently labeled as “Dark or Defunct” and have a red stop sign next to our name on OTC Markets because the Company has not made any required disclosures with OTC Markets since we filed our quarterly report for the quarter ended June 30, 2017.

Our Mission

We are committed to have our operations be carbon neutral through a series of interventions that protect, improve, and restore nature. Recognizing the next decade represents a critical window for the world to accelerate progress on climate change, we are focused on developing products that we believe are not only good for the human body, but also sustainable and good for the Earth by seeking to use recycled and biodegradable materials for packaging. Additionally, the Company has joined a charity program replanting trees in partnership with the US Forest Service and National Forest Foundation. For each product sold, we will plant a tree in one of the US National Forests. For each 2 trees we plant, we will help to remove one (1) ton of carbon dioxide (CO2) from the atmosphere. Our goal is to support wildfire recovery, improve water quality, and mitigate climate change. We joined this program in November 2020.

We plan to generate revenues through the sales of our planned products. We have not sold any products or generated any revenues to date.

Principal Products and Services

We are primarily focused on developing products for two planned product lines in (i) Fertility and (ii) Longevity and Wellness. We intend to create products for these lines using original supplement blends formulated by the Company based on an innovative and sustainable approach. We intend to design and produce products with high-end, quality ingredients that are plant based, Non-GMO, gluten and lactose-free. It is planned that these products will be distributed by NutraGyst, Inc.

As of the date of this Offering Circular, the Company has not yet fully implemented our business plan. Final versions of our planned products are still in development, and the Company has not yet sold any products. The following is a description of the Company’s planned products under each of the Fertility and Longevity and Wellness product lines, as well as their current status of development.

Fertility Product Line: Ferō

We are currently developing products for our Fertility product line under the applied for, but not yet granted, trademark “Ferō”. For our Fertility line, we intend to offer products in three sub-categories related to fertility:

•	Fertility Support (Ferō Fertility)
•	Prenatal and Postnatal Personal Hygiene and Beauty (Ferō Beauty)
•	Baby Care Products (Ferō Baby)

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Ferō Fertility: The primary product we intend to offer under this product line is our “5 Day Fertility Detox Kit” which is a unique modified fasting program that we have developed. This is an all-inclusive modified fasting program for both men and women that aims to help to increase their chances of conception. We designed our fertility kit with the expertise of world-renowned doctors, based on decades of their scientific research suggesting that modified fasting helps the whole body get ready for conceiving through detoxification, enhancing quality of sperm in men, and regulating ovulation in women, seeking to create an ideal environment for conception in general. We believe that our 5-day modified fasting program sets the scene for the body to balance its hormones while maximizing liver function. It also allows burning of excess fat and lowering stress levels, all of which could be damaging to human reproductive ability. Autophagy is the body’s natural mechanism of regeneration that initiates in humans after 18-20 hours of fasting, with maximum detox benefits occurring once the 48–72 hour mark has been reached. Fasting for such long periods of time can be not only physically, but also mentally and emotionally challenging, thus most people fail before they are able to achieve the benefits of autophagy. We are designing our 5 Day Fertility Detox Kit with the aim to solve that issue and make the process of restrictive eating as easy and safe as possible. Our planned kit consists of everything we believe a customer needs to accomplish the modified fast in 5 days, providing an optimal amount of nutrients and electrolytes while helping the body to achieve its natural autophagy state. Each day of our 5 Day Fertility Detox Kit will include proprietary blend of supplements, pre-packaged plant-based meals and drinks rich in vitamins, minerals, antioxidants, fiber and electrolytes for adequate rehydration, seeking to put less stress on your body than other conventional fasting methods while still giving you the same regenerative benefits. We expect to launch 5 Day Fertility Detox Kit in the 4th quarter of 2021.

In addition to our 5 Day Fertility Detox Kit, Ferō Fertility will also include fertility supplements for both male and female designed to increase the chances of conception, as well as prenatal and post-natal vitamins to provide key nutrients that help women along their path to pregnancy and afterwards.

As of the date of this Offering Circular, we are working on finalizing the formulas and individual products that will be included in the 5 Day Fertility Detox Kit and the blends for the fertility, pre-natal and post-natal supplements that we also intend to offer under the Ferō Fertility line. We expect to launch the fertility, pre-natal and post-natal supplements in September 2021 and the 5 Day Fertility Detox Kit in November 2021.

Ferō Beauty: This category of our product line is planned to consist of feminine hygiene and skin care products with safe and effective formulas, specifically designed for women who are pregnant or preparing for pregnancy and are looking for products that are plant based with simple ingredients without chemicals, toxins, or artificial fragrances. The line will consist of daily necessities such as anti-stretchmark oils and lotions, a gentle feminine hygiene wash and wipes, and a menstrual cup for those who is not yet pregnant and looking to avoid toxins that are commonly found in most feminine hygiene products like tampons and pads. Our philosophy for this line is that women should not have to compromise between what works and what is good for a women’s pregnant body.

As of the date of this Offering Circular, we are working on finalizing the individual products and formulations that will be included under the Ferō Beauty product line. We expect to launch this brand and the products under this brand in 2022.

Ferō Baby: Once a woman becomes pregnant, she is not only looking for the safest and most effective products to support her own body during that special time, but also the safest products for her baby’s needs. With that thought in mind, Ferō Baby will include safe newborn essentials products for sensitive baby skin like gentle baby wash, wipes, after-bath lotion, and a rash balm.

As of the date of this Offering Circular, we are working on finalizing the formulations for the products we intend to include in this line, as well as determining the specific products that will ultimately be included in this product line at launch. We expect to launch this brand in 2022.

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Longevity and Wellness Product Line: Commodity Wellness:

We are currently developing the following products for our Longevity and Wellness product line under the applied for, but not yet granted, trademark “Commodity Wellness”:

Mushroom Immunity Support Extract: This is a proprietary blend of Japanese mushrooms in a form of a liquid concentrate for better absorption. Our proprietary blend contains a wide variety of vitamins, minerals, and nutrients that help naturally slow down the aging process of a human body, support the immune system, and fight inflammation without harmful side effects that many conventional drugs have.

Fucoidan Based Longevity Booster. This is a powerful anti-inflammatory antioxidant blend with rejuvenating properties. The main ingredient of this proprietary blend is fucoidan, a complex polysaccharide found in many species of brown seaweed. According to information published by Memorial Sloan Kettering Cancer Center as of January 2021, studies on fucoidan suggest that it can prevent the growth of cancer cells and has antiviral, neuroprotective, and immune-modulating effects. Other benefits include anti-inflammatory, anti-coagulant (prevents blood clotting), anti-thrombotic (reduces the formation of clots), anti-angiogenic (reduces the growth of new blood vessels), anti-viral, anti-tumor, and anti-oxidant effects on the body.

As of the date of this Offering Circular, the Company is working to finalize the product formulas for our custom original supplement blends. The Company is also developing the packaging of these products for marketing and branding purposes. The Company estimates that it will launch these products under the Commodity Wellness name by July 2021.

The Market for our Products

Fertility Market

The global fertility supplements market size is projected to reach $2.39 billion by 2025, according to a report published by Grand View Research, Inc. in July 2019. It is anticipated to expand at a compound annual growth rate (“CAGR”) of 7.4% until 2025. Declining fertility rates, caused in part by consumption of alcohol, caffeine, and cigarettes, is anticipated to fuel the demand for fertility supplements. In fact, the Centre for Disease Control and Prevention (CDC) estimates that about 10 percent of the United States female population (ages 15-44) have difficulty getting or staying pregnant. This means more than 6.1 million women in the United States alone face fertility issues, according to data published by the Office of Women’s Health in April 2019, which is a division of the U.S Department of Health and Services. Unfortunately, women are not the only ones who may experience infertility problems. This issue affects both men and women equally. According to January 2019 data published by the CDC, in about 35% of couples with infertility, a male factor is identified along with a female factor. In about 8% of couples with infertility, a male factor is the only identifiable cause. Almost 9% of men aged 25 to 44 years in the United States reported that they or their partner saw a doctor for advice, testing, or treatment for infertility during their lifetime.

The Over-The-Counter (“OTC”) fertility supplement segment is expected to witness significant growth due to the rising consumer awareness regarding the health benefits and nutritional value of these products according to a report published by Grand View Research, Inc. in July 2019. Self-medication, cost effectiveness, and convenience of direct purchase is expected to boost the demand of fertility supplements. Additionally, factors such as growing geriatric population and rising interest for preventive healthcare have surged the demand for fertility supplements, in turn spurring the growth of the fertility supplements market.

According to a report published by IMARC Group in March 2020, the global feminine hygiene products market size reached US$ 26.0 Billion in 2019. Feminine hygiene products refer to personal care products which are used by women during vaginal discharge, menstruation and other bodily functions related to genitalia. They play a crucial role in maintaining a woman’s reproductive health and supporting proper intimate hygiene practices so as to avoid infections. According to IMARC Group, the market is projected to reach a value of US$ 37.2 Billion by 2025, growing at a CAGR of 6.2% during the forecast period (2020-2025).

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Longevity and Wellness Market

The increasing health consciousness among people is one of the primary factors stimulating the demand for wellness supplements. Consumers are increasingly realizing the benefits of preventive health over treatments, thereby displaying a shift towards healthier lifestyles. In addition, the growing awareness regarding wellness products is fueling the market. The rising aging population is also working in favor of the market as aged people have poorer immunity system in general. Moreover, the rising disposable income of consumers in developing regions is triggering their sales in such regions, thereby augmenting the overall market.

The wellness supplements market is expected to gain market growth from 2020 to 2027, according to a report published by Data Bridge Market Research in 2020. The report analyses the market to account to $386.29 billion by 2027, growing at a CAGR of 6.45% in the above-mentioned forecast period. The growing awareness towards healthy lifestyles among the people globally will help in driving the growth of the wellness supplements market.

Competition

The markets for OTC supplements in both fertility and longevity and wellness are highly competitive. We face competition from a number of large, brand-name pharmaceutical and consumer product companies, such as Johnson & Johnson, Pfizer, Bayer AG, GSK, Nestle S.A. (Gerber), Abbott Nutrition, Aurobindo Pharma, and Mead Johnson Nutrition Co. Competition is based on a variety of factors, including price, quality, assortment of products, customer service, marketing support, and reputation. We believe our core competitive strengths will be our product quality, which we intend to be plant based, Non-GMO, gluten and lactose-free – all of which we believe are well-suited to consumer tastes in today’s climate. Further, we believe our environmental-focus will be an effective marketing tool to help us stand out from other companies that are creating products in these spaces. We seek to, but may not be able to effectively compete with such competitors.

Marketing

The Company plans to market its products through various media channels. We will primarily focus our marketing efforts on Amazon through online advertisements. We also intend to advertise through social media influencers and infertility support groups.

We plan to offer our products for sale in the United States.

Distribution

We intend to offer our products on our company website (www.thegraystonecompany.com) and on Amazon. Our initial target market is Asia, with a focus on Japan – however, our products will also be available for sale in the United States upon launch. Information contained on, or accessible through, our company website or out webpages on are not a part of, and are not incorporated by reference into, this Offering Circular.

Suppliers

The Company has relationships with several third party suppliers, and is not reliant on any particular supplier for its intended product offerings. While certain of the organic compounds we use in our products can be impacted by weather patterns and other natural events, but we have not faced any supply issues to date with obtaining raw materials for our products. Additionally, we do not anticipate entering into contracts with suppliers. We will be purchasing our products based on purchase orders only with our suppliers.

We plan to source the primary raw materials for our products from Japan. Because of our planned international sourcing of raw materials, we are going to be subject to risks from currency fluctuations, such as changes in foreign exchange rates, particularly between the Japanese Yen and the US dollar, as our initial raw materials are expected to be acquired from Japan. For example, if the value of the Japanese Yen were to increase compared to the value of the U.S. dollar, we could receive less value for purchases of raw materials when purchasing in Japan, which could force us to increase our prices, or settle for lower margins on our product sales. If either of these outcomes occur, our results of operations may be harmed.

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Employees

As of the date of this Offering Circular, we have one full-time employee, Ms. Shishova, our sole officer and a director of the Company. The Company has not entered into a formal employment agreement with Ms. Shishova.

Intellectual Property

We do not currently hold rights to any intellectual property. However, our CEO has applied for the trademarks for the brand names “Commodity Wellness” and “Ferō” along with the slogan “Nourish the body, heal the Earth” and has allowed the Company the right to use these trademarks for its products when and if they are issued. There is no written agreement memorializing the right to use the trademarks and our CEO can choose to stop allowing us this right at any time. None of the following trademarks have been issued and there can be no assurance that they’ll be issued as planned, or at all.

Trademark Name	Serial Number	Application Filing Date
Commodity Wellness	90345376	November 27, 2020
Commodity Wellness	90476477	January 20, 2021
Ferō	90345422	November 27, 2020
Nourish the body, heal the Earth	90345794	November 27, 2020

Government Regulation

The United States Food & Drug Administration (“FDA”) is generally responsible for protecting the public health by ensuring the safety, efficacy, and security of (1) prescription and over the counter drugs; (2) biologics including vaccines, blood & blood products, and cellular and gene therapies; (3) foodstuffs including dietary supplements, bottled water, and baby formula; and (4) medical devices including heart pacemakers, surgical implants, prosthetics, and dental devices.

Regarding its regulation of drugs, the FDA process requires a review that begins with the filing of an investigational new drug (IND) application, with follow on clinical studies and clinical trials that the FDA uses to determine whether a drug is safe and effective, and therefore subject to approval for human use by the FDA.

Aside from the FDA’s mandate to regulate drugs, the FDA also regulates dietary supplement products and dietary ingredients under the Dietary Supplement Health and Education Act of 1994. This law prohibits manufacturers and distributors of dietary supplements and dietary ingredients from marketing products that are adulterated or misbranded. This means that these firms are responsible for evaluating the safety and labeling of their products before marketing to ensure that they meet all the requirements of the law and FDA regulations, including, but not limited to the following labeling requirements: (1) identifying the supplement; (2) nutrition labeling; (3) ingredient labeling; (4) claims and (5) daily use information.

Our products will be regulated under FDA Guidelines and Regulations. The ingredients used by the Company for the production of its products are classified as GRAS (Generally Regarded As Safe). To the best of the Company’s knowledge all the products under development conform to the FDA guidelines for safety, and quality manufacturing. However, there can be no assurance that this is the case and we will have to comply with all applicable FDA guidelines when seeking to sell our products.

The Company believes other countries where it intends to sell its products may or may not require regulatory approvals, but in the event the products require these, the process we believe will be fairly short, as the products contain no medicinal or controlled substances.

Legal Proceedings

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may, however, become involved in material legal proceedings in the future.

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DESCRIPTION OF PROPERTY

The Company uses offices at 401 E. Las Olas Blvd #130-321, Fort Lauderdale, FL 33301, which serve as its headquarters, at an annual cost of $358.45. These offices are generally used only as a mailing address for the Company as the Company does not have a need for physical office space at this time to conduct its operations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

The following discussion of our financial condition and results of operations should be read in conjunction with the consolidated financial statements and the notes to those statements that are included elsewhere in this Offering Circular. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this Offering Circular. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements. Our future operating results, however, are impossible to predict and no guaranty or warranty is to be inferred from those forward-looking statements.

Overview

The Graystone Company, Inc. was originally incorporated in the State of New York on May 27, 2010 under the name of Argentum Capital, Inc. The Company was reincorporated in Delaware on January 10, 2011 and subsequently changed its name to The Graystone Company, Inc. on January 14, 2011. The Company was reincorporated in Colorado on May 1, 2016. The Company is domiciled in the state of Florida, where it maintains its corporate headquarters in Fort Lauderdale, FL.

Following its November 6, 2020, acquisition of 100% ownership interest of NutraGyst, the Company shifted its business focus to being a product development and marketing company focused on building sustainable personal health and wellness products. The Company’s primary focus is developing and marketing proprietary products for two categories: (1) Longevity and Wellness and (2) Fertility. We plan to generate revenues through the sales of our planned products. We have not sold any products or generated any revenues to date.

Recent Developments

Reverse Merger

Pursuant to an Acquisition Agreement (the “Acquisition Agreement”) between the Company and NutraGyst Inc., dated November 6, 2020, the Company agreed to acquire 100% of the issued and outstanding shares of NutraGyst, Inc., a Colorado corporation (“NutraGyst”), in exchange for 46,000,000 shares of the Company’s Class B Common Stock (the “Reverse Merger”). The parties also agreed that, upon the closing of the transactions agreed upon in the Acquisition Agreement, new directors and officers of Graystone would be appointed by NutraGyst. The foregoing description of the Acquisition Agreement does not purport to be complete, and is qualified in its entirety by the full text of the Acquisition Agreement, which is attached hereto as Exhibit 6.1 and is incorporated herein by reference.

On November 6, 2020 (the “Effective Date”), the Company executed the Reverse Merger with NutraGyst, Inc. whereby the Company acquired 100% of NutraGyst, in exchange for 46,000,000 shares of the Company’s Class B Common stock. Immediately prior to the Reverse Merger, there were 146,391,521 shares of the Company’s Class A Common Stock outstanding and 5,000,000 shares of Class B Common Stock outstanding and 617 shares of Preferred shares outstanding, MT Soeparmo was the sole officer/director of the Company and Paul Howarth had 97% of the voting power of the Company. After the Reverse Merger, the Company had 146,391,521 shares of Class A Common Stock outstanding and 51,000,000 shares of Class B Common Stock outstanding and 617 shares of Preferred shares outstanding. Additionally, on November 10, 2020, MT Soeparmo resigned as officer and director and Anastasia Shishova was appointed as CEO and Director and Greg Tucker was appointed as Director.

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Pursuant to the terms of the Acquisition Agreement, on the Effective Date, the Company issued 46,000,000 shares of its unregistered Class B Common Stock to the shareholder of NutraGyst, which was our CEO, in exchange for 1,000,000 shares of NutraGyst’s common stock, representing 100% of its issued and outstanding common stock and as a result of the Reverse Merger, NutraGyst became a wholly owned subsidiary of the Company. Each share of Class B Common Stock has voting rights equal to 2,500 votes per share compared to Class A Common Stock voting rights equal to 1 vote per share. As a result, our CEO Anastasia Shishova owned approximately 90% of the voting power of the Company after the Reverse Merger.

Prior to the Reverse Merger, the Company had no operations, assets or liabilities. As such, as a result of the Reverse Merger, the business of NutraGyst became the business of the Company going forward.

Change in Fiscal Year

On November 7, 2020, our Board of Directors approved a change in our Fiscal Year from December 31 to November 30 in connection with our acquisition of NutraGyst. The change in fiscal year became effective for our 2020 fiscal year, which began on November 6, 2020 (date of inception of NutraGyst) and ended November 30, 2020. NutraGyst had a fiscal year of November 30. Due to the reverse acquisition with NutraGyst, all of the financial statements prior to the acquisition date are of NutraGyst and accordingly we have presented consolidated financial statements for the period of inception for NutraGyst, which began on November 6, 2020 and ended on November 30, 2020.

Recapitalization

For financial accounting purposes, the Reverse Merger was treated as a reverse acquisition by NutraGyst, and resulted in a recapitalization with NutraGyst being the accounting acquirer and the Company as the acquired company. The consummation of this Reverse Merger resulted in a change of control of the Company. Accordingly, the historical financial statements prior to the Reverse Merger are those of the accounting acquirer, NutraGyst and have been prepared to give retroactive effect to the Reverse Merger completed on November 6, 2020, and represent the operations of NutraGyst. The consolidated financial statements after the acquisition date, through November 30, 2020 include the balance sheets of both companies at historical cost, the historical results of NutraGyst and the results of the Company from the acquisition date. All share and per share information in the accompanying consolidated financial statements and footnotes has been retroactively restated to reflect the recapitalization.

Going Concern Matters

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”), which contemplates the Company’s continuation as a going concern. The Company has incurred operating losses of $1,240 during the period ended November 30, 2020 and has an accumulated deficit of $1,240 as of November 30, 2020. In addition, current liabilities exceeded current assets by $1,140 as of November 30, 2020. Management intends to raise additional operating funds through equity and/or debt offerings. However, there can be no assurance management will be successful in its endeavors.

There are no assurances that the Company will be able to either (1) achieve a level of revenues adequate to generate sufficient cash flow from operations; or (2) obtain additional financing through either private placement, public offerings and/or bank financing necessary to support its working capital requirements. To the extent that funds generated from operations and any private placements, public offerings and/or bank financing are insufficient, the Company will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to the Company. If adequate working capital is not available to the Company, it may be required to curtail or cease its operations.

Due to uncertainties related to these matters, a substantial doubt about the ability of the Company to continue as a going concern is raised. The accompanying consolidated financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

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Results of Operations

There is limited historical financial information about us upon which to base an evaluation of our performance. We have not generated revenues from our operations to date. The Company has incurred operating losses of $1,240 during the period ended November 30, 2020 and has an accumulated deficit of $1,240 as of November 30, 2020.

We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including the financial risks associated with the limited capital resources currently available to us for the implementation of our business strategies. (See “Risk Factors”). To become profitable and competitive, we must develop our business plan and execute the plan. Our management will attempt to secure financing through various means including borrowing and investment from institutions and private individuals.

Liquidity and Capital Resources

As of November 30, 2020, the Company had no cash on hand or other capital resources. Anastasia Shishova, our Chief Executive Officer, has loaned the Company $1,140 to pay for certain operating expenses. We do not have any external sources of capital and are dependent upon continued capital contributions from our managementuntil we begin receiving proceeds from the sale of the Shares in this Offering or are able to raise funds from third-parties. No officer or director, however, is under any obligation to advance us any funds and there are no third-parties that have committed to investing in, or funding the Company.

Plan of Operations

The Company began working on its new line of business in November 2020 after the Reverse Merger was completed with NutraGyst. The Company has started developing products for its intended product lines in Fertility and Longevity and Wellness. These products are still in development as of the date of this Offering Circular. We are currently finalizing the initial individual products we plan on to launching under these brands. We expect the first product that we launch will be the Fucoidan Based Longevity Booster product under the Commodity Wellness brand in the 3rd quarter of 2021.

As of the date of this Offering Circular, we have yet not sold any products or generated any revenues.

For the twelve months following the commencement of this Offering, we will seek to sell our Shares and, after paying certain expenses incurred in connection with this Offering, to use the net proceeds from this Offering invest in developing and marketing our products and other permissible activities in accordance with our business plan. We plan to start developing, marketing and selling products in accordance with our business model. The Company currently does not have any contracts with third parties related to the products it intends to develop and sell. The Company plans to enter into agreements with third parties for raw materials, distribution, and marketing. We also plan on engaging technology developers in order to enable us to make sales of our planned products on our website. Our specific plan of operations over the next 12-month period is as follows:

Months 0-3: Completion of development of our initial products in Longevity and Wellness. We expect to launch the initial products in Longevity and Wellness (under the “Commodity Wellness” brand) by July 2021, which is intended to be the Fucoidan Based Longevity Booster. We believe this will require $200,000 in funds to accomplish.

Months 4-6: Finalization of the initial product packaging for our initial products. We will prepare and begin marketing our initial products and begin selling our products on our website and on Amazon. Our initial marketing efforts will be focused primarily on advertising via social media and influencers. We believe these activities will require $1,300,000 in funds to accomplish. The Company believes, for the initial products to launch, the $1,300,000 would be sufficient for product acquisition and marketing expenses for the next 12 months.

Months 7-9: We will begin development of the 2nd group of products we intend to launch, which we expect will consist of Ferō Fertility . We expect to launch these products in the 4th quarter of 2021, using the same marketing and sales channels as our initial batch of products. We believe that development and marketing of these products will require $1,500,000 for product development, acquisition and marketing for 12 months.

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Months 10-12: We will begin development of the 3rd group of products we intend to launch, which we expect will consist of the Ferō Beauty and Baby lines. We expect to launch these products prior to the 2nd quarter of 2022, using the same marketing and sales channels described above. We believe that development and marketing of these products will require $3,000,000 in total.

In order to complete our intended plan of operations, we believe $6,000,000 in Offering proceeds will be required. If we raise less than $6,000,000 from the sale of Shares in this Offering, we may be required to reduce the scope of our planned operations, depending on the amount of proceeds received in this Offering and the amount of revenues we are generating from our business, which we believe we will start generating within the next 12 months and may be able to use to help fund our operations. For example, if we raise less than $6,000,000, we may have focus on launching only one or two of the three product lines we intend to launch, and may have to reduce the scope of our intended product offerings under such product line(s). Our product and brand launches may also be delayed, as we either seek additional financing or wait to generate sufficient revenues from our product sales to fund our plan of operations. While we believe that there is no minimum amount of proceeds we must receive from this Offering in order to continue our business operations, if we do not raise at least $1,500,000 in proceeds from this offering, or 25% of the maximum offering amount, will be required to seek additional funding within the next 6 months to implement our plan of operations. We may seek to raise funds from additional offerings of debt or equity securities of the Company, take out a business loan, or we may request additional funds from our Chief Executive Officer, Anastasia Shishova.

Covid-19 Effects

If the current outbreak of the coronavirus continues to grow, the effects of such a widespread infectious disease and epidemic may inhibit our ability to conduct our business and operations and could materially harm our Company. The coronavirus may cause us to have to reduce operations as a result of various lock-down procedures enacted by the local, state or federal government, which could restrict our ability to conduct our business operations. The coronavirus may also cause a decrease in spending on the types of products that we plan to offer, as a result of the economic turmoil resulting from the spread of the coronavirus and thereby having a negative effect on our ability to generate revenue from the sales of our products.. The continued coronavirus outbreak may also restrict our ability to raise funding when needed and may also cause an overall decline in the economy as a whole. The specific and actual effects of the spread of coronavirus are difficult to assess at this time as the actual effects will depend on many factors beyond the control and knowledge of the Company. However, the spread of the coronavirus, if it continues, may cause an overall decline in the economy as a whole and also may materially harm our Company.

Trends Information

The core elements of our growth strategy include developing a product line with a strong brand awareness. We plan to invest significant resources product development and marketing, and we anticipate that our operating expenses will continue to increase for the foreseeable future, particularly marketing costs and research and development of new products. These investments are intended to contribute to our long-term growth; however, they may affect our short-term profitability.

Our Company plans to raise funds from this Offering, to use to commence operations, and as of the date of this Offering Circular we have not begun production or selling any products. All our operations to date have been developing our business plan, developing our product line and analysis the specific need of our targeted customers for these products. Accordingly, we have not experienced any recognizable trends in the last fiscal year.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders.

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Critical Accounting Policies

Our financial statements are affected by the accounting policies used and the estimates and assumptions made by management during their preparation. We have identified below the critical accounting policies which are assumptions made by management about matters that are highly uncertain and that are of critical importance and have a material impact on our financial statements. Management believes that the critical accounting policies and estimates discussed below involve the most complex management judgments due to the sensitivity of the methods and assumptions necessary in determining the related asset, liability, revenue and expense amounts. Specific risks associated with these critical accounting policies are discussed throughout this MD&A, where such policies have a material effect on reported and expected financial results.

A complete listing of our significant policies is included in Note 2 to our financial statements for the year ended November 30, 2020.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the amounts reported in the financial statements. Estimates are based on historical experience, management expectations for future performance, and other assumptions as appropriate. We re-evaluate estimates on an ongoing basis; therefore, actual results may vary from those estimates.

Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The table below sets forth our directors and executive officers of as of the date of this Offering Circular.

Name (1)	Position	Age	Term of Office

Anastasia Shishova	President, Chief Executive Officer (principal executive, financial and accounting officer)	34	Since November 10, 2020
Greg Tucker	Director	57	Since November 10, 2020

Anastasia Shishova, Chief Executive Officer and Director.

Ms. Shishova was appointed as our Chief Executive Officer and director on November 10, 2020. From 2015 through 2020, Ms. Shishova had been the CEO of Buscar Company, which currently trades on the OTC Markets Pink Tier under the symbol CGLD. Ms. Shishova resigned from Buscar Company in June 2020. From 2015 through 2020, Ms. Shishova was the CEO of Buscar Stables, which until June 2020 was a wholly owned subsidiary of Buscar Company, and ceased operations in June 2020. From June 2010 through 2014, Ms. Shishova has worked as an independent marketing consultant for various businesses. Ms. Shishova has a Master's Degree in Marketing and a Bachelors Degree from Samara State University in Samara, Russia.

Greg Tucker, Director.

Mr. Tucker was appointed as a director of the Company on November 10, 2020. Mr. Tucker has 35+ years of experience in multiple industries. He began his career in the food service industry serving in multiple roles. He has direct hands on experience at the operations level, but also served as the leader of new restaurant openings. He also served as communications director for over 500 restaurants for several years and for two years served as the head of a team that rolled out a new product line across the entire company. Mr. Tucker started his own business in the medical equipment field. Since that time, Mr. Tucker has spent his career in sales and marketing and that remains his passion to date. From 2009 to 2020, Mr. Tucker has worked in marketing as the president and CEO of Henry Jordan, LLC where he engaged in online marketing and advertising. From 2008 to Present, Mr. Tucker has worked as a sales and marketing consultant for various businesses. Mr. Tucker received his degree in Business Administration from the College of Charleston.

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Family Relationships

None.

Involvement in Certain Legal Proceedings

No executive officer, member of the board of directors or control person of our Company has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

2020 Summary Compensation Table

Name	Capacities in which Compensation was Received	Cash Compensation (1)	Other Compensation	Total Compensation

Anastasia Shishova(2)	Chief Executive Officer and Director	2020: $0 2019: $0	2020: $0 2019: $0	2020: $0 2019: $0

Greg Tucker(2)	Director	2020: $0 2019: $0	2020: $0 2019: $0	2020: $0 2019: $0

______________

1	We have not paid any compensation to any of our officers or directors during the time periods specified above. We currently do not have any employment agreements with our officers and directors. We do reimburse our officers and directors for reasonable expenses incurred during the course of their performance and for extraordinary services but no such reimbursements have been paid thus far. Further, we do not compensate our directors for attendance at meetings. We have no long-term incentive plans.

2	Anastasia Shishova and Greg Tucker were appointed to their positions with the Company on November 10, 2020.

Prior to the appointment of our current officer and directors, MT Soeparmo was the Chief Executive Officer, Chief Financial Officer and Director of the Company, and he resigned from all such positions on November 10, 2020. Mr. Soeparmo did not receive any compensation from the Company in 2020 or 2019.

Employment Agreements

The Company does not have currently have any employment agreements in place.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth information regarding beneficial ownership of our Class A and Class B Common Stock as of January 21, 2021 and as adjusted to reflect the sale of shares of our Class A Common Stock offered by this Offering Circular, by:

•	Each of our Directors and the named Executive Officers;
•	All of our Directors and Executive Officers as a group; and
•	Each person or group of affiliated persons known by us to be the beneficial owner of more than 10% of our outstanding shares of Common Stock
•	All other shareholders as a group

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Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over their shares of common stock, except for those jointly owned with that person's spouse. Percentage of beneficial ownership before the offering is based on 146,391,521 shares of Class A Common Stock and 51,000,000 shares of Class B Common Stock outstanding as of November 30, 2020. Unless otherwise noted below, the address of each person listed on the table is c/o The Graystone Company, Inc. 401 E. Las Olas Blvd #130-321, Fort Lauderdale, FL 33301.

Name and Position	Class A Common Shares Beneficially Owned Prior to Offering		Class A Common Shares Beneficially Owned After the Offering		Class B Common Stock Beneficially Owned Before and After the Offering(1)		Voting Power Before the Offering	Voting Power After the Offering
of Beneficial Owner	Number	Percent	Number	Percent	Number	Percent

Officers/Directors
Anastasia Shishova(3)	0	0%	0	0%	46,000,000	90.2%	90.09%	89.99%
Greg Tucker	0	0%	0	0%	0	0%	0	0%

10% Shareholders
Paul Howarth(2)	81,112,502	55.41%	81,112,502	27.36%	5,000,000	9.8%	9.86%	9.84%

Officers and Directors as a Group (2 persons)	0	0%	0	0%	46,000,000	90.2%	90.09%	89.99%

____________

(1)	The Class A and Class B Common Stock vote together as a single class except as otherwise required by law. Each share of Class B Common shares has voting rights of 2,500 votes per share while each share of Class A Common stock has 1 vote per share.
(2)	Mr. Howarth is the control person of Renard Properties, LLC, which holds 65,620,001 shares of the Company’s Class A Common Stock, of which Mr. Howarth has voting and dispositive control. Mr. Howarth also holds 15,492,501 shares of the Company’s Class A Common Stock in his own name. Paul Howarth also holds 5,000,000 shares of the Company’s Class B Common Stock in his own name.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Related Party Transactions

Voting control of the Company is held by Anastasia Shishova, our Chief Executive Officer, who owns approximately 90% of the voting power of the Company because she currently owns 46,000,000 shares of Class B Common Stock, which carries 2,500 votes per share, giving her voting control of the Company. Because of this voting control, she will be in a position to significantly influence membership of our board of directors, as well as all other matters requiring stockholder approval. The interests of our Chief Executive Officer may differ from the interests of other stockholders with respect to the issuance of shares, business transactions with or sales to other companies, selection of other officers and directors and other business decisions. The minority stockholders will have no way of overriding decisions made by our Chief Executive Officer.

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Our CEO has the ability to control the Company and will have the ability to control all matters submitted to stockholders for approval, including, but not limited to:

•	Election of the Board of Directors
•	Removal of any Directors
•	Amendments to the Company’s Articles of Incorporation or bylaws;
•	Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination.

Our CEO will thus have control over the Company’s management and affairs. Accordingly, this ownership may have the effect of impeding a merger, consolidation, takeover or other business combination, or discouraging a potential acquirer from making a tender offer.

Due to Related Party

During the period ended November 30, 2020, the Company borrowed, from our CEO, a total amount of $1,140 for payments of operating expense on behalf of the Company. As of November 30, 2020, the Company recorded a note payable of $1,140. The note payable is not evidenced by a written note, is unsecured and bears no interest and is due upon demand. As of January 21, 2021, the Company has borrowed a total amount of $18,940 from our CEO for payments of operation expenses on behalf of the Company and recorded a note payable total of $18,940.

Employment Agreements

The Company does not have currently have any employment agreements in place.

Equity Transactions

On November 6, 2020, pursuant to the Reverse Merger, the Company issued to Anastasia Shishova a total of 46,000,000 shares of Class B Common Stock in exchange for her 100% interest in NutraGyst, Inc.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), Director(s) and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Directors will continue to approve any related party transactions.

Conflict of Interest Policies

Our governing instruments do not restrict any of our directors, officers, stockholders or affiliates from having a pecuniary interest in an investment or transaction in which we have an interest or from conducting, for their own account, business activities of the type we conduct. However, we plan that our policies will be designed to eliminate or minimize potential conflicts of interest. A “conflict of interest” occurs when a director’s, officer’s or employee’s private interest interferes in any way, or appears to interfere, with the interests of the Company as a whole. We plan to adopt a policy that discloses personal conflicts of interest. This policy will provide that any situation that involves, or may reasonably be expected to involve, a conflict of interest must be disclosed immediately to our directors and subsequently to our shareholders in our next semi-annual or annual report. These policies may not be successful in eliminating the influence of conflicts of interest. If they are not successful, decisions could be made that might fail to reflect fully the interests of all stockholders.

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SECURITIES BEING OFFERED

General

Our Amended and Restated Articles of Incorporation, as amended, authorize the Company to issue up to 555,000,000 shares, of which 500,000,000 shares are Class A Common Stock, 51,000,000 are Class B Common Stock and 4,000,000 are Preferred Stock. Each share of Class A Common Stock has a par value of $.0001. Each share of Class B Common Stock has a par value of $0.001. Each share of Preferred Stock has a par value of $0.0001.

Class A Common Stock

We are authorized to issue up to 500,000,000 shares of our Class A Common Stock, $0.0001 par value per share. As of January 21, 2021, there are 146,391,521 shares of our Class A Common Stock issued and outstanding, which are held by approximately 79 shareholders of record; this does not include any shares held in street name. All outstanding shares of Class A Common Stock are of the same class and have equal rights and attributes. Holders of our Class A Common Stock are entitled to one vote per share on matters to be voted on by shareholders and also are entitled to receive such dividends, if any, as may be declared from time to time by our Board of Directors in its discretion out of funds legally available therefore. Unless otherwise required by the Colorado Revised Statutes, the Class A Common Stock and the Class B Common Stock shall vote as a single class with respect to all matters submitted to a vote of shareholders of the Corporation. Upon our liquidation or dissolution, the holders of our Class A and Class B Common Stock are entitled to receive pro rata all assets remaining available for distribution to shareholders after payment of all liabilities. Our Class A Common Stock has no cumulative or preemptive rights or other subscription rights.

Class B Common Stock.

We are authorized to issue up to 51,000,000 shares of Class B Common Stock, $0.001 par value per share. As of January 21, 2021, there are 51,000,000 shares of our Class B Common Stock issued and outstanding. All outstanding shares of Class B Common Stock are of the same class and have equal rights and attributes. The Class B Common Stock shares do not have any conversion rights. Holders of our Class B Common Stock are entitled to two thousand five hundred (2,500) votes per Class B Common Stock share on matters to be voted on by shareholders and also are entitled to receive such dividends, if any, as may be declared from time to time by our Board of Directors at the rate as those declared for Class A shareholder multiplied by 10. Unless otherwise required by the Colorado Revised Statutes, the Class A Common Stock and the Class B Common Stock shall vote as a single class with respect to all matters submitted to a vote of shareholders of the Corporation. Upon our liquidation or dissolution, the holders of our Class A and Class B Common Stock are entitled to receive pro rata all assets remaining available for distribution to shareholders after payment of all liabilities. Our Class B Common Stock has no cumulative voting rights.

The Company is required to obtain the unanimous consent of all Class B shareholders prior to any new issuances that would increase the number of outstanding Class B shares.

Preferred Stock

We are authorized to issue up to 4,000,000 shares of Preferred Stock, $.0001 par value per share. The Preferred Stock authorized by our Articles of Incorporation may be issued in one or more series. The Board of Directors of the Company is authorized to determine or alter the rights, preferences, privileges and restrictions granted or imposed upon any wholly unissued series of Preferred Stock, and within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series, to determine the designation and par value of any series and to fix the numbers of shares of any series.

Series B Preferred Stock

Our Board of Directors has designated 2,000 shares of the Company’s Preferred Stock as Series B Preferred Stock. As of January 21, 2021, there are 617 shares of our Series B Preferred Stock issued and outstanding. The Series B Preferred Shares have no special voting rights, no conversion rights, no liquidation preference and no dividend rights.

40

Voter Agreements

On January 15, 2021 all of the holders of the Company’s Class B Common Stock entered into a Voter Agreement (the “Voter Agreement”) pursuant to which they agreed to vote their shares in the Company in a manner such that the Class B Common Stock authorized will not be increased above 51,000,000 without the unanimous consent of each holder of the Class B Common Stock. Further, pursuant to the Voter Agreement, the holders agreed not to vote in favor of the creation of any class of stock that will have superior rights to the Class B Common Stock without the approval of each Class B holders. The parties to the Voter Agreement include Anastasia Shishova and Paul Howarth. Anastasia Shishova holds 46,000,000 Class B Common Stock shares of the Company and Paul Howarth holds 5,000,000 Class B Common Stock shares of the Company. The Company currently has authorized 51,000,000 shares of Class B Common Stock.

The foregoing description of the Voter Agreement does not purport to be complete, and is qualified in its entirety to the full text of the Voter Agreement, a copy of which is filed as Exhibit 6.3 hereto, and is incorporated by reference herein.

Options and Warrants

None.

SHARES ELIGIBLE FOR FUTURE SALE

Shares Eligible for Future Sale

Prior to the Offering, there are 146,391,521 Shares issued and outstanding. Upon closing of this Offering, if it is fully subscribed, 346,391,521 Shares will be issued and outstanding.

All of the Shares sold in this offering will be freely tradable unless purchased by our affiliates.

Rule 144

In general, under Rule 144 as currently in effect, any person who is or has been an affiliate of ours during the 90 days immediately preceding the sale and who has beneficially owned shares for at least six months is entitled to sell, within any three-month period commencing 90 days after the date of this Offering Circular, a number of shares that does not exceed the greater of:

•	1% of the then-outstanding Shares, which will equal approximately 3,463,915 Shares immediately after this offering; and

•	the average weekly trading volume during the four calendar weeks preceding the sale, subject to the filing of a Form 144 with respect to the sale.

Sales under Rule 144 by our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

A person who is not deemed to have been an affiliate of ours at any time during the 90 days immediately preceding the sale and who has beneficially owned his or her shares for at least six months is entitled to sell his or her shares under Rule 144 without regard to the limitations described above, subject only to the availability of current public information about us during the six months after the initial six-month holding period is met. After a non-affiliate has beneficially owned his or her shares for one year or more, he or she may freely sell his or her shares under Rule 144 without complying with any Rule 144 requirements.

We are unable to estimate the number of shares that will be sold under Rule 144, since this will depend on the market price for our Class A Common Stock, the personal circumstances of the sellers and other factors. Prior to the offering, there has been no public market for the Class A Common Stock, and there can be no assurance that a significant public market for the Class A Common Stock will develop or be sustained after the offering. Any future sale of substantial amounts of the Class A Common Stock in the open market may adversely affect the market price of the Class A Common Stock offered by this Offering Circular.

41

Rule 701

In general, under Rule 701 under the Securities Act, any of our employees, directors, consultants or advisors who purchased shares from us in connection with a qualified compensatory stock or option plan or other written agreement and in compliance with Rule 701, is eligible to resell those shares 90 days after the effective date of this offering in reliance on Rule 144, but without compliance with the various restrictions, including the holding period, contained in Rule 144.

ADDITIONAL REQUIREMENTS AND RESTRICTIONS

State Securities – Blue Sky Laws

Transfer of our Shares may be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our Shares may not be traded in such jurisdictions. Because the securities qualified hereunder have not been registered for resale under the blue sky laws of any state, the holders of such Shares and persons who desire to purchase them in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the Shares for an indefinite period of time.

We currently do not intend to and may not be able to qualify securities for resale in states which require Shares to be qualified before they can be resold by holders of Shares.

Restrictions Imposed by the USA PATRIOT Act and Related Acts

In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, or the USA PATRIOT Act, the securities offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “unacceptable investor,” which means anyone who is:

•

A “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization,” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the United States, or U.S., Treasury Department;

•	Acting on behalf of, or an entity owned or controlled by, any government against whom the U.S. maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;

•	Within the scope of Executive Order 13224 — Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;

•

A person or entity subject to additional restrictions imposed by any of the following statutes or regulations and executive orders issued thereunder: the Trading with the Enemy Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriations Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or

•	Designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to those set forth above.

42

LEGAL MATTERS

The validity of the securities offered by this Offering Circular will be passed upon for us by legal counsel in Exhibit 12.1.

EXPERTS

The financial statements included in this Offering Circular and the offering statement have been audited by MaloneBailey, LLP, certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the offering statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

APPOINTMENT OF AUDITOR

On December 4, 2020, our board of directors appointed MaloneBailey, LLP as our independent registered public accounting firm. MaloneBailey, LLP audited our financial statements as of November 30, 2020, which have been included in this Offering Circular and MaloneBailey, LLP has been engaged as our independent registered public accounting firm for our fiscal year ended November 30, 2021. MaloneBailey, LLP served as the Company’s independent registered public accounting firm from March 1, 2013 to April 4, 2014 before the Company terminated its reporting obligations with the SEC under the Exchange Act on April 4, 2014. Prior to engaging MaloneBailey, LLP, in December of 2020, since April 4, 2014 we did not have an independent registered public accounting firm to audit our financial statements.

INTERESTS OF NAME EXPERTS AND COUNSEL

No expert or counsel named in this Offering Circular as having prepared or certified any part of this Offering Circular, or having given any opinion with respect to the validity of the securities offered herein or upon other legal matters in connection with this Offering, was employed on a contingency basis or had, or is to receive, in connection with this Offering, a substantial interest, direct or indirect, in the Company, or otherwise is or has been at any time connected to the Company as a promoter, Officer, Director, or employee.

WHERE YOU CAN FIND MORE INFORMATION

We have filed an offering statement on Form 1-A with the Commission under Regulation A of the Securities Act with respect to the Common Stock offered by this Offering Circular. This Offering Circular, which constitutes a part of the offering statement, does not contain all of the information set forth in the offering statement or the exhibits and schedules filed therewith. For further information with respect to us and our Class A Common Stock, please see the offering statement and the exhibits and schedules filed with the offering statement. Statements contained in this Offering Circular regarding the contents of any contract or any other document that is filed as an exhibit to the offering statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the offering statement. The offering statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the Commission, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the offering statement may be obtained from such offices upon the payment of the fees prescribed by the Commission. Please call the Commission at 1-800-SEC-0330 for further information about the public reference room. The Commission also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is www.sec.gov.

We also maintain a website at www.thegraystonecompany.com. After the completion of this offering, you may access these materials at our website free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the Commission. Information contained on our website is not a part of this Offering Circular and the inclusion of our website address in this Offering Circular is an inactive textual reference only.

43

After the completion of this Tier II, Regulation A offering, we intend to become subject to the information and periodic reporting requirements of the Exchange Act. If we become subject to the reporting requirements of the Exchange Act, we will file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information will be available for inspection and copying at the public reference room and on the SEC’s website referred to above. Until we become or never become subject to the reporting requirements of the Exchange Act, we will furnish the following reports, statements, and tax information to each holder of Shares:

1.

Reporting Requirements under Tier II of Regulation A. Following this Tier II, Regulation A offering, we will be required to comply with certain ongoing disclosure requirements under Rule 257 of Regulation A. We will be required to file: an annual report with the SEC on Form 1-K; a semi-annual report with the SEC on Form 1-SA; current reports with the SEC on Form 1-U; and a notice under cover of Form 1-Z. The necessity to file current reports will be triggered by certain corporate events, similar to the ongoing reporting obligation faced by issuers under the Exchange Act, however the requirement to file a Form 1-U is expected to be triggered by significantly fewer corporate events than that of the Form 8-K. Such reports and other information will be available for inspection and copying at the public reference room and on the SEC’s website referred to above. Parts I & II of Form 1-Z will be filed by us if and when we decide to and are no longer obligated to file and provide annual reports pursuant to the requirements of Regulation A.

2.

Annual Reports. As soon as practicable, but in no event later than one hundred twenty (120) days after the close of our fiscal year, ending on the last Sunday of a calendar year, we will cause to be mailed or made available, by any reasonable means, to each holder of the Shares as of a date selected by is, an annual report containing our financial statements for such fiscal year, presented in accordance with GAAP, including a balance sheet and statements of operations, company equity and cash flows, with such statements having been audited by an accountant selected by the Company. The Company shall be deemed to have made a report available to each holder of Shares as required if it has either (i) filed such report with the SEC via its Electronic Data Gathering, Analysis and Retrieval, or EDGAR, system and such report is publicly available on such system or (ii) made such report available on any website maintained by us and our affiliate and available for viewing by holder of Shares.

44

THE GRAYSTONE COMPANY, INC.

FINANCIAL STATEMENTS

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders and board of directors of

The Graystone Company, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of The Graystone Company, Inc. and its subsidiary (collectively, the “Company”) as of November 30, 2020, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the period from November 6, 2020 (inception) to November 30, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of November 30, 2020, and the results of their operations and their cash flows from November 6, 2020 (inception) to November 30, 2020 in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Company's auditor since 2020.

Houston, Texas

January 22, 2021

F-2

The Graystone Company, Inc.

Consolidated Balance Sheet

November 30,
2020
ASSETS
Current Assets
Cash and cash equivalents	$-
Total Current Assets	-

TOTAL ASSETS	$-

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
Due to related parties	1,140
Total Current Liabilities	1,140

TOTAL LIABILITIES	1,140

Stockholders' Deficit
Preferred stock: 4,000,000 shares authorized; $0.0001 par value
Series B preferred stock, 2,000 shares designated, $0.0001 par value: 617 shares issued and outstanding	1
Class A Common stock, $.0001 par value; 500,000,000 shares authorized, 146,391,521 shares issued and outstanding	14,639
Class B Common stock, $.001 par value; 51,000,000 shares authorized, 51,000,000 shares issued and outstanding	51,000
Additional paid in capital	(65,540)
Accumulated deficit	(1,240)
Total Stockholders' Deficit	(1,140)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-3

The Graystone Company, Inc.

Consolidated Statement of Operations

November 6, 2020
(inception) to
November 30, 2020

Operating Expenses
General and administration	1,240
Total operating expenses	1,240

Net loss	$(1,240)

Net loss per common share, Basic and Diluted	$(0.00)

Weighted average number of Class A Common Stock outstanding, Basic and Diluted	146,391,521

The accompanying notes are an integral part of these consolidated financial statements.

F-4

The Graystone Company, Inc.

Consolidated Statement of Stockholders' Deficit

	Class A Common Stock		Class B Common Stock		Series B Preferred Stock		Additional		Total
	Number		Number		Number		Paid in	Accumulated	Stockholders'
	of Shares	Amount	of Shares	Amount	of Shares	Amount	Capital	Deficit	Deficit

Balance - November 6, 2020 (Inception)			-	$-	$-	$-	$-	$-	$-
Stock issued to founders	0	0	46,000,000	46,000	0	0	(45,900)	-	100
Reverse merger adjustment	146,391,521	14,639	5,000,000	5,000	617	1	(19,640)	-	-
Net loss			-	-	-	-	-	(1,240)	(1,240)
Balance - November 30, 2020	146,391,521	14,639	51,000,000	$51,000	617	$1	$(65,540)	$(1,240)	$(1,140)

The accompanying notes are an integral part of these consolidated financial statements.

F-5

The Graystone Company, Inc.

Consolidated Statement of Cash Flows

November 6, 2020
(Inception) to
November 30, 2020

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,240)
Changes in operating assets and liabilities:
Expenses paid by related party on behalf of the Company	1,140
Net Cash Used in Operating Activities	(100)

CASH FLOWS FROM FINANCING ACTIVITIES:
Stock issued to founders	100
Net Cash Provided By Financing Activities	100

Net increase in cash and cash equivalents	-
Cash and cash equivalents, beginning of period	-
Cash and cash equivalents, end of period	$-

Noncash financing and investing activities
Reverse Merger Adjustment	$19,640

Supplemental cash flow information
Cash paid for interest	-
Cash paid for taxes	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-6

The Graystone Company, Inc.

Notes to the Consolidated Financial Statements

November 30, 2020

NOTE 1. ORGANIZATION AND BUSINESS

Organization and Operations

The Graystone Company, Inc. (“Graystone”, “we”, “us”, “our”, the "Company" or the "Registrant") was originally incorporated in the State of New York on May 27, 2010 under the name of Argentum Capital, Inc. Graystone was reincorporated in Delaware on January 10, 2011 and subsequently changed our name to The Graystone Company, Inc on January 14, 2011. Graystone was reincorporated in Colorado on May 1, 2016. Graystone is domiciled in the state of Florida, and its corporate headquarters are in Florida and maintains it US executive office in Fort Lauderdale, FL for mailing purposes. The Company selected November 30 as its fiscal year end.

Our business and registered office is located at 401 E. Las Olas Blvd #130-321, Fort Lauderdale, FL 33301. Our telephone number is (954) 251-2833. Our E-Mail address is investors@thegraystonecompany.com.

The address of our web site is www.thegraystonecompany.com. The information at our web site is for general information and marketing purposes and is not part of this report for purposes of liability for disclosures under the federal securities laws.

Following its November 6, 2020, acquisition of 100% ownership interest of NutraGyst, a Colorado Corporation ("NutraGyst"). The Graystone Company is a product development and marketing company focused on building sustainable personal health and wellness products. The Company’s primary focus is developing and marketing proprietary products for two categories: (1) Longevity and Wellness and (2) Fertility.

Change in Fiscal Year.

On November 7, 2020, our Board of Directors approved a change in our Fiscal Year from December 31 to November 30 in connection with our acquisition of NutraGyst. The change in fiscal year became effective for our 2020 fiscal year, which began on November 6, 2020 (date of inception of NutraGyst) and ended November 30, 2020. NutraGyst had a fiscal year of November 30. Due to the reverse acquisition with NutraGyst, all of the financial statements prior to the acquisition date are of NutraGyst and accordingly we have presented consolidated financial statements for the period of inception for NutraGyst, which began on November 6, 2020 and ended on November 30, 2020.

Share Exchange and Reorganization

On November 6, 2020, the Company executed a reverse merger with NutraGyst, Inc. whereby the Company acquired 1,000,000 shares of NutraGyst’s common stock representing 100% of NutraGyst’s outstanding stock, in exchange for 46,000,000 shares of The Graystone Company’s unregistered Class B Common stock. Immediately prior to the reverse merger, there were 146,391,521 shares of Class A Common Stock outstanding and 5,000,000 shares of Class B Common Stock outstanding and 617 shares of Preferred shares outstanding, MT Soeparmo was the sole officer/director and Paul Howarth had 97% of the voting power of the Company. After the reverse merger, the Company had 146,391,521 shares of Class A Common Stock outstanding and 51,000,000 shares of Class B Common Stock outstanding and 617 shares of Preferred shares outstanding. Additionally, MT Soeparmo resigned as officer and director and Anastasia Shishova was appointed as CEO and Director and Greg Tucker was appointed as Director. Additionally, Anastasia Shishova now owns 90% of the voting power of the Company.

On November 6, 2020 (the “Effective Date”), NutraGyst merged into The Graystone Company, Inc., and became a 100% subsidiary of Graystone Company. Furthermore, the Company entered into and closed on a share exchange agreement with Graystone and its shareholders. At the date of acquisition, The Graystone Company had no assets, liabilities or operations.

Each share of Class B Common Stock has voting rights equal to 2,500 votes per share compared to Class A Common Stock voting rights equal to 1 vote per share. As a result, Anastasia Shishova owned approximately 90% of the voting power of the Company after the reverse merger.

F-7

Recapitalization

For financial accounting purposes, this transaction was treated as a reverse acquisition by NutraGyst, and resulted in a recapitalization with NutraGyst being the accounting acquirer and Graystone Company as the acquired company. The consummation of this reverse acquisition resulted in a change of control. Accordingly, the historical financial statements prior to the acquisition are those of the accounting acquirer, NutraGyst and have been prepared to give retroactive effect to the reverse acquisition completed on November 6, 2020, and represent the operations of NutraGyst. The consolidated financial statements after the acquisition date, November 30, 2020 include the balance sheets of both companies at historical cost, the historical results of NutraGyst and the results of the Company from the acquisition date. All share and per share information in the accompanying consolidated financial statements and footnotes has been retroactively restated to reflect the recapitalization.

Going Concern Matters

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”), which contemplates the Company’s continuation as a going concern. The Company has incurred operating losses of $1,240 during the period ended November 30, 2020 and has an accumulated deficit of $1,240 as of November 30, 2020. In addition, current liabilities exceed current assets by $1,140 as of November 30, 2020.

Management intends to raise additional operating funds through equity and/or debt offerings. However, there can be no assurance management will be successful in its endeavors. See Note 6 – Subsequent Events.

There are no assurances that the Company will be able to either (1) achieve a level of revenues adequate to generate sufficient cash flow from operations; or (2) obtain additional financing through either private placement, public offerings and/or bank financing necessary to support its working capital requirements. To the extent that funds generated from operations and any private placements, public offerings and/or bank financing are insufficient, the Company will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to the Company. If adequate working capital is not available to the Company, it may be required to curtail or cease its operations.

The uncertainties related to these matters, raise substantial doubt about the ability of the Company to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES

General principles

These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”). The fiscal year end is November 30.

Related Party Transactions

Transactions between related parties are considered to be related party transactions even though they may not be given accounting recognition. FASB ASC 850, Related Party Disclosures (“FASB ASC 850”) requires that transactions with related parties that would make a difference in decision making shall be disclosed so that users of the financial statements can evaluate their significance. Related party transactions typically occur within the context of the following relationships:

•	Affiliates of the entity;
•	Entities for which investments in their equity securities is typically accounted for under the equity method by the investing entity;
•	Trusts for the benefit of employees;
•	Principal owners of the entity and members of their immediate families;
•	Management of the entity and members of their immediate families.

F-8

Other parties that can significantly influence the management or operating policies of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

Consolidation Policy

For November 30, 2020, the consolidated financial statements of the Company include the accounts of the Company and its wholly owned subsidiary, NutraGyst. All significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

Cash equivalents are short-term highly liquid investments that are readily convertible to cash with original maturities of three months or less, at the date acquired.

Revenue recognition

Effective January 1, 2018, the Company adopted ASC 606 — Revenue from Contracts with Customers. Under ASC 606, the Company recognizes revenue from the commercial sales of products by: (1) identify the contract (if any) with a customer; (2) identify the performance obligations in the contract (if any); (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract (if any); and (5) recognize revenue when each performance obligation is satisfied. Under ASC 606, revenue is recognized when the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) the performance of service has been rendered to a customer or delivery has occurred; (3) the amount of fee to be paid by a customer is fixed and determinable; and (4) the collectability of the fee is reasonably assured. Other than The Company has no outstanding contracts with any of its’ customers. The Company recognizes revenue when title, ownership, and risk of loss pass to the customer, all of which occurs upon shipment or delivery of the product and is based on the applicable shipping terms.

For contracts with customers, ownership of the goods and associated revenue are transferred to customers at a point in time, generally upon shipment of a product to the customer or receipt of the product by the customer and without significant judgments. Advance payments are typically required for commercial customers and are recorded as current liability until revenue is recognized. Advance payments are not required for government customers. The majority of contracts typically require payment within 30 to 60 days after transfer of ownership to the customer.

Advertising and marketing expenses

Advertising and marketing expenses are charged to the statement of operations and comprehensive income, as incurred.

F-9

Income taxes

The Company accounts for income taxes in accordance with ASC No. 740, “Income Taxes”. This codification prescribes the use of the asset and liability method whereby deferred tax asset and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and for carry-forward tax losses. Deferred taxes are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company provides a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value if it is more likely than not that some portion or all of the deferred tax asset will not be realized.

Deferred tax liabilities and assets are classified as current or non-current based on the classification of the related asset or liability for financial reporting, or according to the expected reversal dates of the specific temporary differences, if not related to an asset or liability for financial reporting.

The Company accounts for uncertain tax positions in accordance with the provisions of ASC 740, “Income Taxes”. Accounting guidance addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the consolidated financial statements, under which a company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.

The tax benefits recognized in the consolidated financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. Accordingly, the Company would report a liability for unrecognized tax benefits resulting from uncertain tax positions taken or expected to be taken in a tax return. The Company elects to recognize any interest and penalties, if any, related to unrecognized tax benefits in tax expense.

Share-Based Expense

ASC 718, "Compensation – Stock Compensation," prescribes accounting and reporting standards for all share-based payment transactions in which employee and non-employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees and non-employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

Share-based expense totaled $0 for the period ending November 30, 2020.

Earnings per Share

The Company computes basic and diluted earnings per share amounts in accordance with ASC Topic 260, “Earnings per Share.” Basic earnings per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the reporting period. Diluted earnings per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company. As of November 30, 2020, there are no convertible shares that were dilutive instruments and are not included in the calculation of diluted loss per share as their effect would be antidilutive.

Fair value measurements

Fair value is defined as the price that the Company would receive to sell an investment or pay to transfer a liability in a timely transaction with an independent counter-party in the principal market or in the absence of a principal market, the most advantageous market for the investment or liability. A three-tier hierarchy is established to distinguish between (1) inputs that reflect the assumptions market participants would use in pricing an asset or liability developed based on market data obtained from sources independent of the reporting entity (observable inputs) and (2) inputs that reflect the reporting entity’s own assumptions about the assumptions market participants would use in pricing an asset or liability developed based on the best information available in the circumstances (unobservable inputs); and establishes a classification of fair value measurements for disclosure purposes.

F-10

The hierarchy is summarized in the three broad levels listed below:

Level 1	quoted prices in active markets for identical assets and liabilities
Level 2	other significant observable inputs (including quoted prices for similar assets and liabilities, interest rates, credit risk, etc.)
Level 3	significant unobservable inputs (including the Company’s own assumptions in determining the fair value of assets and liabilities).

The Company's financial instruments consist primarily of cash and due to related parties. The carrying amounts of such financial instruments approximate their respective estimated fair value due to the short-term maturities and approximate market interest rates of these instruments.

There were no transfers between the levels of the fair value hierarchy during the period ended November 30, 2020.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company's management and legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies relating to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company's legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought. If the assessment of the contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, the estimated liability would be accrued in the Company's financial statements.

Recently Issued Accounting Standards

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases. Under the new guidance, lessees will be required to recognize a lease liability and a right-of-use asset for all leases (with the exception of short-term leases) at the commencement date. The ASU is effective for fiscal years and interim periods within those years beginning after December 15, 2018.

In January 2017, the FASB issued ASU No. 217-04, Intangibles - Goodwill and Other: Simplifying the Test for Goodwill Impairment. The amendments simplify the subsequent measurement of goodwill and eliminate the two-step goodwill impairment test. The Company will perform its annual, or interim, goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. An entity should recognize a goodwill impairment charge for the amount by which the reporting unit’s carrying amount exceeds its fair value. If fair value exceeds the carrying amount, no impairment should be recorded. Any loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. Impairment losses on goodwill cannot be reversed once recognized. The ASU is effective prospectively for fiscal years and interim periods within those years beginning after December 15, 2019. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. We do not anticipate any material impact on the condensed consolidated financial statements.

Management has considered all recent accounting pronouncements issued. The Company’s management believes that recent pronouncements will not have a material effect on the Company’s financial statements.

F-11

NOTE 3. RELATED PARTY CONSIDERATIONS

Due to Related Party

During the period ended November 30, 2020, the Company borrowed, from our CEO, a total amount of $1,140 for payments of operating expense on behalf of the Company. As of November 30, 2020, the Company recorded note payable of $1,140. The note is unsecured and bears no interest and is due upon demand.

NOTE 4. STOCKHOLDERS’ DEFICIT

Class A Common Stock: The Certificate of Incorporation, as amended, authorizes the Company to issue up to 500,000,000 shares of Class A Common Stock ($0.0001 par value). All outstanding shares of Class A Common Stock are of the same class and have equal rights and attributes. Holders of our Class A Common Stock are entitled to one vote per share on matters to be voted on by shareholders and also are entitled to receive such dividends, if any, as may be declared from time to time by our Board of Directors in its discretion out of funds legally available therefore. Unless otherwise required by the Colorado General Corporation Law, the Class A Common Stock and the Class B Common Stock shall vote as a single class with respect to all matters submitted to a vote of shareholders of the Corporation. Upon our liquidation or dissolution, the holders of our Class A and Class B Common Stock are entitled to receive pro rata all assets remaining available for distribution to shareholders after payment of all liabilities and provision for the liquidation of any shares of preferred stock at the time outstanding. Our Class A Common Stock has no cumulative or preemptive rights or other subscription rights. The payment of dividends on our Class A Common Stock is subject to the prior payment of dividends on any outstanding preferred stock, if any.

Class B Common Stock. Our Certificate of Incorporation, as amended, authorizes the Company to issue up to 51,000,000 shares of Class B Common Stock ($0.001 par value). All outstanding shares of Class B Common Stock are of the same class and have equal rights and attributes. The Class B shares do not have the right to convert into Series A. Holders of our Class B Common Stock are entitled to two thousand five hundred (2,500) votes per share on matters to be voted on by shareholders and also are entitled to receive such dividends, if any, as may be declared from time to time by our Board of Directors at the rate as those declared for Class A shareholder times 10. For example, if the Class A common Shareholders receive as a whole class a $10,000 dividend then the Class B shareholders as a whole class shall receive $100,000. Unless otherwise required by the Colorado General Corporation Law, the Class A Common Stock and the Class B Common Stock shall vote as a single class with respect to all matters submitted to a vote of shareholders of the Corporation. Upon our liquidation or dissolution, the holders of our Class A and Class B Common Stock are entitled to receive pro rata all assets remaining available for distribution to shareholders after payment of all liabilities and provision for the liquidation of any shares of preferred stock at the time outstanding. Our Class B Common Stock has no cumulative or preemptive rights or other subscription rights. The payment of dividends on our Class B Common Stock is subject to the prior payment of dividends on any outstanding preferred stock, if any

Series B Preferred Stock

Our Certificate of Incorporation, as amended, authorizes the Company to issue up to 4,000,000 shares of preferred stock, of which 2,000 have been designated as Series B Preferred ($0.0001 par value). The Series B Preferred Shares have no special voting rights, no conversion rights, no liquidation preference and no dividend rights.

NOTE 5. PROVISION FOR INCOME TAXES

The Company provides for income taxes under ASC 740, "Income Taxes." Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax basis of assets and liabilities and the tax rates in effect when these differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 21% to the net loss before provision for income taxes for the following reasons:

F-12

Net deferred tax assets consist of the following components as of:

November 30,
2020
NOL carry forward	$239
Valuation allowance	(239)
Net deferred tax asset	$-

Utilization of the NOL carry forwards, which expire 20 years from when incurred, of approximately $1,140 for federal income tax reporting purposes, may be subject to an annual limitation due to ownership change limitations that may have occurred or that could occur in the future, as required by Section 382 of the Internal Revenue Code of 1986, as amended (the "Code"). These ownership changes may limit the amount of the NOL carry forwards that can be utilized annually to offset future taxable income and tax, respectively. In general, an "ownership change" as defined by Section 382 of the Code results from a transaction or series of transactions over a three-year period resulting in an ownership change of more than 50 percentage points of the outstanding stock of a company by certain stockholders.

NOTE 6. SUBSEQUENT EVENTS

Management has evaluated events occurring between the end of the fiscal year, November 30, 2020 to the date when the financial statements were issued:

Based on this review, other than as described above, the Company did not identify any subsequent events that would have required adjustment or disclosure in the interim financial statements.

F-13

THE GRAYSTONE COMPANY, INC.

Best Efforts Offering of

$6,000,000 Maximum Offering Amount (200,000,000 Class A Common Stock Shares)

OFFERING CIRCULAR

PART III – EXHIBITS

Index to Exhibits

Exhibit No.	Description
2.1*	Amended and Restated Articles of Incorporation as filed with the Colorado Secretary of State on January 3, 2021.
2.2*	Statement of Correction of Articles of Incorporation, as filed on January 15, 2021
2.3*	By-laws of Graystone Company, Inc
4.1*	Form of Subscription Agreement
6.1*	Class B Common Stock Voter Agreement with Anastasia Shishova and Paul Howarth dated January 15, 2021.
10.1*	Power of attorney (included on signature page).
11.1*	Auditors Consent
11.2**	Legal Consent (included in Exhibit 12.1).
12.1**	Opinion of Legality

_________

*Filed herewith

** To be filed by amendment.

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SIGNATURES

Pursuant to the requirements of Regulation A, the registrant has duly caused this Form 1-A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ft Lauderdale, State of Florida, on January 22, 2021.

THE GRAYSTONE COMPANY, INC

By:	/s/ Anastasia Shishova
Name: Anastasia Shishova
Title: Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Anastasia Shishova as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including all pre-qualification and post-qualification amendments) to this Form 1-A offering statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agent or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of Regulation A, this Form 1-A has been signed by the following persons in the capacities indicated on January 22, 2021.

Name	Title

/s/ Anastasia Shishova	Chief Executive Officer, Director
Anastasia Shishova	(Principal Executive, Financial and Accounting Officer)

/s/ Greg Tucker	Director
Greg Tucker

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